Exhibit 99.1
EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION - Unaudited
Third Quarter 2009

OVERVIEW:	Section I
Earnings Release	1.1
Overview	1.4

FINANCIAL STATEMENTS:	Section II
Consolidated Balance Sheets	2.1
Consolidated Statements of Operations	2.2
Consolidated Statements of Funds From Operations (FFO)	2.3
Reconciliations of Net Earnings (Loss) to FFO and EBITDA	2.4
Calculation of Per Share Amounts	2.5

DIRECT OWNED:	Section III
Operating Properties	3.1
Development Portfolio - Static Portfolio Analysis and Investment At Risk	3.2
Development Portfolio - Current Period	3.3
Land and Build to Suit Activity	3.4
Development Activity	3.5
Investing Activity	3.6

INVESTMENT MANAGEMENT:	Section IV
ProLogis’ Investments in Unconsolidated Investees	4.1
Operating Portfolio of Property Funds	4.2
Summarized Financial Information of Property Funds	4.3
Investing and Financing Activity	4.5

OPERATING STATISTICS:	Section V
Direct Owned Leasing and Capital Expenditures	5.1
Investment Management Leasing and Capital Expenditures	5.2
Same Store Analysis and Top Customers	5.3
Geographic Distribution	5.4

DEBT AND OTHER:	Section VI
ProLogis Debt Summary	6.1
ProLogis Debt and Equity	6.2
Property Fund Debt Summary	6.3
ProLogis Debt Covenant Ratios	6.4
Components of Net Asset Value for ProLogis	6.5

NOTES AND DEFINITIONS:
Notes to Supplemental Information	Appendix A
Definitions	Appendix B
Executive Office Address • 4545 Airport Way • Denver, CO 80239 • +1 (303) 567-5000

PROLOGIS REPORTS THIRD QUARTER 2009 RESULTS
— Major Elements of De-leveraging Plan Complete —
— Significant Progress on Development Portfolio Leasing —
— $325 million in Equity Raised Through “At the Market” Program —
Denver, Colo. — October 22, 2009 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities, today reported funds from operations as defined by ProLogis (FFO), excluding significant non-cash items, of $0.21 per diluted share for the third quarter of 2009, compared with $0.59 per diluted share in the third quarter of 2008. Significant non-cash items of $0.07 per diluted share for the third quarter of 2009 included impairment of real estate properties and other assets, which were partially offset by gains from early extinguishment of debt. FFO, including significant non-cash items, was $0.14 per diluted share for the third quarter of 2009; there were no significant non-cash items reported in the same period in 2008. Also embedded in the $0.21 per diluted share of FFO, excluding significant non-cash items, was approximately $0.03 per diluted share of non-recurring charges associated with write-offs of certain corporate assets and costs associated with the company’s workforce reduction.
The company reported a net loss of $0.03 per diluted share for the third quarter of 2009, compared with net earnings of $0.12 per diluted share in the third quarter of 2008.
FFO, excluding significant non-cash items, was $1.06 per diluted share for the nine months ended September 30, 2009, compared with $2.95 per diluted share in 2008. FFO, including significant non-cash items, was $1.16 per diluted share for the same period in 2009; there were no significant non-cash items reported in the nine months ended September 30, 2008. Net earnings per diluted share for the nine months ended September 30, 2009 were $1.06 per diluted share, compared with $1.57 per diluted share in the same period of 2008.
Early Signs of Stabilization in Property Market Fundamentals
“During the third quarter, we began to see signs that demonstrate industrial property market fundamentals are firming up,” said Walter C. Rakowich, chief executive officer. “While there continues to be pressure on market rental rates, overall market occupancies seem to be stabilizing, with an increase in customer activity. Some supply chain reconfiguration plans that were postponed are coming off the shelf, and there is growing customer interest in new build-to-suit development in global markets where there is a lack of appropriate supply.
“Throughout ProLogis’ portfolio, occupancies increased for the first time in two years,” Rakowich added. ProLogis’ non-development portfolio was 92.7 percent leased at the end of the third quarter, an increase of 20 basis points over 92.5 percent leased at June 30. In addition, the company’s static development portfolio (in place at December 31, 2008) was 61.7 percent leased at the end of the third quarter, up from 54.1 percent at June 30, 2009 and 41.4 percent at December 31, 2008.
“While one quarter does not signal a trend, we are feeling cautiously optimistic that market occupancies have stabilized and are pleased to have already reached the lower end of our goal to be 60 to 70 percent leased in our static development portfolio by year end. As global economies continue to show signs of improvement, we believe a corresponding increase in demand, combined with virtually non-existent new supply, should support stronger market occupancies in 2010,” Rakowich said.
Section I — Overview
Page 1.1

ProLogis’ same-store net operating income as adjusted (excluding same-store assets associated with the company’s development portfolio) decreased 4.3 percent, primarily reflecting year-over-year occupancy declines, offset by reduced rental expenses in the same-store pool. Continued pressure on market rents led to negative rent growth of 14.7 percent for the quarter on turnover of 20.2 million square feet, or 5.2 percent, of the adjusted same-store pool.
Beginning to Reduce Land Position Through Pre-leased Development and Sales
“One of our primary goals is to reduce risk by decreasing the amount of non-income producing assets on our balance sheet,” said Ted R. Antenucci, chief investment officer. “Through land sales and pre-leased developments, we have begun to monetize nearly $120 million of land year to date. The developments started in the third quarter include two in Japan for Kirin Logistics and Senko and two in Europe for LG/Hi-Logistics and a major UK retailer. These projects demonstrate our new approach to development, whereby we generate returns from our land bank, and when possible, invest our development capital alongside that of our partners and customers. Going forward, we plan to focus more on these types of build-to-suit transactions and fee development management opportunities, such as the previously announced project we are doing for The Royal Mail in the UK.”
Also during the third quarter, ProLogis completed gross asset sales and property fund contributions of $241.0 million. “Earlier in the year, we outlined our expectation for a total of $1.5 — $1.7 billion of contributions and asset sales, excluding the sale of our China operations and our property fund interests in Japan,” Antenucci said. “With $1.2 billion of sales and contributions completed year to date, we are comfortable with meeting this target.”
De-leveraging Plan Essentially Complete
“The third quarter also was notable for the completion of the remaining major elements associated with our de-leveraging plan,” said William E. Sullivan, chief financial officer. “We successfully issued $350 million of senior notes, amended and extended our global line of credit to August 2012 and completed a bondholder consent solicitation that simplifies and improves transparency related to our bond covenants. We also took advantage of the REIT rally to issue equity through our at the market equity issuance program at average pricing of $11.15 per share, generating net proceeds of $325 million on approximately 29.8 million shares sold. These actions provide us with further flexibility and the liquidity to withstand pressure from today’s challenging market conditions, while positioning us to consider opportunities that may emerge as global economies recover.”
Through a combination of asset sales and fund contributions, common equity issuances and repurchases of debt at a discount, the company has reduced its direct debt by over $3.0 billion since December 31, 2008, while funding nearly $600 million of costs associated with its development portfolio.
“In addition to addressing ProLogis’ direct debt maturities for 2009 and well into 2010, we also made substantial progress with the refinancing and repayment of property fund debt. Since the start of the year, we have completed over $1.6 billion of secured financings and loan extensions on behalf of our funds, of which approximately $1.2 billion was executed on in the third quarter,” said Sullivan.
Commentary on Guidance
“We are narrowing our full-year 2009 guidance to $1.39 to $1.43 per share of FFO, excluding significant non-cash items and non-recurring charges, and $0.96 to $1.00 in earnings per share. We will continue to monitor market conditions and their impact on expected results for next year and will provide the market with detailed guidance for 2010 in January prior to the release of fourth quarter results,” Sullivan added.
Section I — Overview
Page 1.2

Copies of ProLogis’ third quarter 2009 supplemental information will be available from the company’s website at http://ir.prologis.com in the “Annual & Supplemental Reports” section before open of market on Thursday, October 22, 2009. The company will host a webcast/conference call on Thursday, October 22, 2009, at 10:00 a.m. Eastern Time. The live webcast and the replay will be available on the company’s website at http://ir.prologis.com. Additionally, a podcast of the company’s conference call will be available on the company’s website as well as on the REITCafe website located at www.REITCafe.com/reitcalls.
About ProLogis
ProLogis is a leading global provider of distribution facilities, with more than 475 million square feet of industrial space owned and managed (44 million square meters) in markets across North America, Europe and Asia. The company leases its industrial facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. For additional information about the company, go to www.prologis.com.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in reports filed with the Securities and Exchange Commission by ProLogis under the heading “Risk Factors.” ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations	Media	Financial Media
Melissa Marsden	Krista Shepard	Suzanne Dawson
303-567-5622	303-567-5907	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	kshepard@prologis.com	212-329-1420
sdawson@lakpr.com
Section I — Overview
Page 1.3

Third Quarter 2009
Overview

(in thousands, except per share amounts)
 Summary of Results
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (1)	2009	2008 (1)

Revenues (page 2.2) (9)	$273,932	$988,890	$973,679	$4,106,441

Net earnings (loss) (page 2.2) (a)	$(11,788)	$32,153	$405,809	$422,006
Net earnings (loss) per share - Diluted (page 2.5) (a)	$(0.03)	$0.12	$1.06	$1.57

FFO, including significant non-cash items (page 2.3) (a)	$65,187	$157,994	$444,646	$793,936
Add (deduct) significant non-cash items (page 2.4):
Impairment of real estate properties and other assets	46,274	-	130,492	-
Net gain related to disposed assets - China operations	-	-	(3,315)	-
Gains on early extinguishment of debt	(12,010)	-	(173,218)	-
Our share of certain (gains) losses recognized by the property funds	(4,925)	-	6,358	-

Total adjustments for significant non-cash items	29,339	-	(39,683)	-

FFO, excluding significant non-cash items (page 2.4) (a)	$94,526	$157,994	$404,963	$793,936

FFO per share - Diluted, including significant non-cash items (page 2.5) (a)	$0.14	$0.59	$1.16	$2.95
Add (deduct) - summarized significant non-cash adjustments - per share (page 2.4)	0.07	-	(0.10)	-

FFO per share - Diluted, excluding significant non-cash items (page 2.5) (a)	$0.21	$0.59	$1.06	$2.95

Distributions per common share (b)	$0.15	$0.5175	$0.55	$1.5525

 Assets Owned and Under Management
	September 30,	June 30,	March 31,	December 31,
	2009 (c)	2009 (c)	2009 (c)	2008
Direct owned - investment balance:
Industrial properties:
Core (page 3.1)	$7,441,065	$7,446,493	$7,926,977	$7,924,507
Completed development (page 3.3)	4,094,702	3,973,690	3,328,027	3,031,449
Properties under development (page 3.3)	354,885	281,007	861,169	1,181,344
Land held for development (page 3.4)	2,694,925	2,710,867	2,528,675	2,482,582
Retail and mixed use properties (page 3.1)	388,008	386,940	387,117	358,992
Land subject to ground leases and other	416,577	416,028	419,798	425,001
Other investments	240,533	256,114	249,192	321,397

Total - direct owned	15,630,695	15,471,139	15,700,955	15,725,272

Investment management - investment balance (d):
Industrial properties:
Property funds (page 4.2)	19,464,421	18,988,518	18,705,789	24,722,094
Other unconsolidated investees (e)	454,986	447,395	28,347	31,762

Total - investment management	19,919,407	19,435,913	18,734,136	24,753,856

Total assets owned and under management	$35,550,102	$34,907,052	$34,435,091	$40,479,128

(a)	These amounts are attributable to common shares.

(b)	In April 2009, our Board of Trustees (“Board”) set our quarterly distribution at $0.15 per common share. The payment of distributions, including the composition between cash and stock, is subject to authorization by the Board out of funds legally available for the payment of distributions, market conditions, our financial condition and Real Estate Investment Trust (“REIT”) distribution requirements and may be adjusted at the discretion of the Board during the year.

(c)	Amounts exclude the Japan property funds subsequent to December 31, 2008, as we sold our investments in these property funds in February 2009.

(d)	Amounts represent the entity’s basis in the property, not our proportionate share.

(e)	Includes properties we manage that were sold to a new joint venture in June 2009. See note 16 to Section II in Appendix A.
See numbered note references in Appendix A, note 9 to Section II in Appendix A for a description of changes in our operating segments as of December 31, 2008 and the presentation of our segments in this supplemental report and Appendix B for definitions that are used throughout this report.
Section I - Overview
Page 1.4

Third Quarter 2009
Overview - continued

(in thousands, except percentages)
 Summary of Portfolio

				September 30, 2009	December 31, 2008
Square feet owned and under management:
Direct Owned:
Industrial properties:
Core (page 3.1)				141,862	154,947
Completed development (page 3.3)				52,281	40,763
Properties under development (page 3.3)				3,019	19,837
Retail and mixed use properties (page 3.1)				1,491	1,404
Investment management - industrial properties:
Property funds (page 4.2)				272,117	296,929
Other unconsolidated investees (a)				10,607	736

Total square feet owned and under management				481,377	514,616

	As of September 30, 2009
	Total Portfolio	Core Portfolio	Development Portfolio	Retail & Mixed Use	Investment Mgmt.
Square feet by continent:
North America	345,729	139,844	21,297	1,491	183,097
Europe	124,942	1,807	25,242	-	97,893
Asia	10,706	211	8,761	-	1,734

Total square feet owned and under management	481,377	141,862	55,300	1,491	282,724

Leasing Activity
		September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
Leased %
Direct owned:
Core industrial properties (page 3.1)		90.39%	89.69%	90.45%	92.16%
Retail and mixed use properties (page 3.1)		87.46%	87.26%	86.61%	94.48%
Investment management- industrial properties:
Property funds (page 4.2)		93.78%	93.81%	94.46%	96.13%
Other unconsolidated investees		95.04%	95.89%	100.00%	47.74%

Weighted average leased % - non-development portfolio		92.66%	92.46%	93.00%	94.69%
Direct owned - completed development industrial properties (page 3.3)		56.56%	49.35%	45.07%	43.50%
Direct owned industrial properties under development (page 3.3)		88.41%	72.33%	42.75%	37.21%

Weighted average leased % - development portfolio		58.30%	50.85%	44.59%	41.44%

Weighted average leased % - total portfolio		88.71%	87.59%	87.20%	88.42%

Leasing activity - total portfolio (sf) - quarterly activity (pages 5.1 and 5.2)		28,564	25,304	22,948	28,837

(a)	Includes properties we manage that were sold to a new joint venture in June 2009. See note 16 to Section II in Appendix A.
Section I - Overview
Page 1.5

Third Quarter 2009
Consolidated Balance Sheets

(in thousands, except per share data)

	September 30,	December 31,

	2009	2008 (1)

Assets:
Investments in real estate assets (1):
Industrial properties:
Core	$7,441,065	$7,924,507
Completed development	4,094,702	3,031,449
Properties under development	354,885	1,181,344
Land held for development	2,694,925	2,482,582
Retail and mixed use properties	388,008	358,992
Land subject to ground leases and other	416,577	425,001
Other investments	240,533	321,397

	15,630,695	15,725,272
Less accumulated depreciation	1,606,533	1,583,299

Net investments in real estate assets	14,024,162	14,141,973

Investments in and advances to unconsolidated investees:
Property funds (2)	1,838,797	1,957,977
Other unconsolidated investees	366,451	312,016

Total investments in and advances to unconsolidated investees	2,205,248	2,269,993

Cash and cash equivalents	41,542	174,636
Accounts and notes receivable	147,921	244,778
Other assets (1)	1,027,410	1,126,993
Discontinued operations - assets held for sale (2)	-	1,310,754

Total assets	$17,446,283	$19,269,127

Liabilities and Equity:
Liabilities:
Debt (1)(2)(3)(4)	$7,706,105	$10,711,368
Accounts payable and accrued expenses	611,408	658,868
Other liabilities	556,957	751,238
Discontinued operations - assets held for sale (2)	-	389,884

Total liabilities	8,874,470	12,511,358

Equity (5):
ProLogis shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Common shares at $.01 par value per share	4,732	2,670
Additional paid-in capital (1)	8,524,988	7,070,108
Accumulated other comprehensive income (loss) (6)	125,594	(29,374)
Distributions in excess of net earnings (1)	(455,109)	(655,513)

Total ProLogis shareholders’ equity	8,550,205	6,737,891
Noncontrolling interests (7)	21,608	19,878

Total equity	8,571,813	6,757,769

Total liabilities and equity	$17,446,283	$19,269,127

See Appendix A for note references
Section II - Financial Statements
Page 2.1

Third Quarter 2009
Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (1)	2009	2008 (1)

Revenues:
Rental income (8)	$225,130	$225,501	$674,648	$707,245
Property management and other fees and incentives (2)	45,792	35,125	111,200	97,195
CDFS disposition proceeds (9):
Developed and repositioned properties (2)	-	613,443	180,237	3,013,511
Acquired property portfolios	-	107,063	-	270,238
Development management and other income	3,010	7,758	7,594	18,252

Total revenues	273,932	988,890	973,679	4,106,441

Expenses:
Rental expenses (10)	69,498	68,551	208,195	219,402
Investment management expenses (10)	10,186	13,456	31,581	38,417
Cost of CDFS dispositions (1)(9):
Developed and repositioned properties	-	543,118	-	2,465,550
Acquired property portfolios	-	107,063	-	270,238
General and administrative (10)(11)	38,632	46,651	128,325	140,363
Reduction in workforce (11)	415	-	11,745	-
Impairment of real estate properties and other assets (12)	46,274	-	130,492	-
Depreciation and amortization	80,484	74,515	233,872	220,896
Other expenses	8,405	3,495	19,408	10,658

Total expenses	253,894	856,849	763,618	3,365,524

Operating income	20,038	132,041	210,061	740,917
Other income (expense):
Earnings from unconsolidated property funds, net (13)	11,639	17,918	31,135	35,904
Earnings (loss) from other unconsolidated investees, net	(693)	5,208	2,850	12,429
Interest expense (1)(14)	(89,838)	(94,290)	(265,819)	(284,752)
Other income (expense), net	(10,021)	868	(5,846)	13,996
Net gains on dispositions of real estate properties (9)	13,627	1,152	22,419	5,816
Foreign currency exchange gains (losses), net (15)	13,386	(10,073)	34,898	(32,977)
Gains on early extinguishment of debt (3)	12,010	-	173,218	-

Total other income (expense)	(49,890)	(79,217)	(7,145)	(249,584)

Earnings before income taxes	(29,852)	52,824	202,916	491,333
Current income tax expense (benefit) (2)	(4,626)	10,938	30,140	47,717
Deferred income tax expense (benefit)	(5,088)	10,706	(20,687)	19,403

Total income taxes	(9,714)	21,644	9,453	67,120

Earnings (loss) from continuing operations	(20,138)	31,180	193,463	424,213
Discontinued operations (16):
Income attributable to disposed properties	611	6,133	17,810	10,136
Net gain related to disposed assets - China operations (2)	-	-	3,315	-
Net gains on dispositions:
Non-development properties	14,270	2,492	199,791	8,161
Development properties and land subject to ground leases (2)	-	108	11,503	2,232

Total discontinued operations	14,881	8,733	232,419	20,529

Consolidated net earnings (loss)	(5,257)	39,913	425,882	444,742
Net earnings attributable to noncontrolling interests (7)	(162)	(1,427)	(966)	(3,665)

Net earnings (loss) attributable to controlling interests (1)	(5,419)	38,486	424,916	441,077
Less preferred share dividends	6,369	6,333	19,107	19,071

Net earnings (loss) attributable to common shares	$(11,788)	$32,153	$405,809	$422,006

Weighted average common shares outstanding - Basic (5)	452,683	263,139	379,421	261,665
Weighted average common shares outstanding - Diluted (5)	452,683	266,133	382,623	270,665
Net earnings (loss) per share attributable to common shares - Basic:
Continuing operations	$(0.06)	$0.09	$0.46	$1.53
Discontinued operations	0.03	0.03	0.61	0.08

Net earnings (loss) per share attributable to common shares - Basic	$(0.03)	$0.12	$1.07	$1.61

Net earnings (loss) per share attributable to common shares - Diluted (page 2.5):
Continuing operations	$(0.06)	$0.09	$0.45	$1.49
Discontinued operations	0.03	0.03	0.61	0.08

Net earnings (loss) per share attributable to common shares - Diluted	$(0.03)	$0.12	$1.06	$1.57

See Appendix A for note references
Section II - Financial Statements
Page 2.2

Third Quarter 2009
Consolidated Statements of Funds From Operations (FFO)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (1)	2009	2008 (1)

Revenues:
Rental income	$225,226	$253,580	$711,681	$785,557
Property management and other fees and incentives (2)	45,792	35,502	111,293	97,572
CDFS disposition proceeds (9):
Developed and repositioned properties (2)	-	617,133	180,237	3,032,408
Acquired property portfolios	-	190,711	-	353,886
Development management and other income	3,010	7,991	7,594	18,522

Total revenues	274,028	1,104,917	1,010,805	4,287,945

Expenses:
Rental expenses (10)	68,874	79,589	218,228	245,632
Investment management expenses (10)	10,186	13,456	31,581	38,417
Cost of CDFS dispositions (1)(9):
Developed and repositioned properties	-	546,700	-	2,483,925
Acquired property portfolios	-	190,711	-	353,886
General and administrative (10)	38,632	50,842	129,630	153,178
Reduction in workforce (11)	415	-	11,745	-
Impairment of real estate properties and other assets (12)	46,274	-	130,492	-
Depreciation of corporate assets	3,982	4,004	12,069	12,155
Other expenses	8,405	3,689	19,414	11,792

Total expenses	176,768	888,991	553,159	3,298,985

	97,260	215,926	457,646	988,960

Other income (expense):
FFO from unconsolidated property funds (13)	43,901	50,067	115,518	128,454
FFO from other unconsolidated investees	947	4,824	8,926	5,304
Interest expense (1)	(89,838)	(93,839)	(265,649)	(284,128)
Other income (expense), net	(10,021)	1,822	(5,774)	17,082
Net gains on dispositions of real estate properties (9)	12,515	-	30,072	-
Foreign currency exchange gains (losses), net	318	(3,927)	(22,068)	(7,732)
Gains on early extinguishment of debt (3)	12,010	-	173,218	-
Current income tax benefit (expense) (2)(17)	4,626	(11,577)	(30,341)	(39,443)
Net gain related to disposed assets - China operations (2)	-	-	3,315	-

Total other income (expense)	(25,542)	(52,630)	7,217	(180,463)

FFO	71,718	163,296	464,863	808,497

Less preferred share dividends	6,369	6,333	19,107	19,071
Less net earnings (loss) attributable to noncontrolling interests (7)	162	(1,031)	1,110	(4,510)

FFO attributable to common shares, including significant non-cash items	$65,187	$157,994	$444,646	$793,936

Adjustments for significant non-cash items (page 2.4)	29,339	-	(39,683)	-

FFO attributable to common shares, excluding significant non-cash items	$94,526	$157,994	$404,963	$793,936

Weighted average common shares outstanding - Basic (5)	452,683	263,139	379,421	261,665

FFO per share attributable to common shares, including significant non-cash items:
Basic	$0.14	$0.60	$1.17	$3.03

Diluted (page 2.5)	$0.14	$0.59	$1.16	$2.95

FFO per share attributable to common shares, excluding significant non-cash items:
Basic	$0.21	$0.60	$1.07	$3.03

Diluted (page 2.5)	$0.21	$0.59	$1.06	$2.95

See Appendix A for note references
Section II - Financial Statements
Page 2.3

Third Quarter 2009
Reconciliations of Net Earnings (Loss) to FFO and EBITDA

(in thousands)
 Reconciliation of net earnings (loss) to FFO, including significant non-cash items

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (1)	2009	2008 (1)

Net earnings (loss) (a)	$(11,788)	$32,153	$405,809	$422,006
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	76,502	70,511	221,803	208,741
Adjustments to gains on dispositions for depreciation	(1,001)	-	(2,204)	(1,710)
Gains on dispositions of non-development/ non-CDFS properties	(111)	(1,152)	(1,646)	(5,814)
Reconciling items attributable to discontinued operations (16):
Gains on dispositions of non-development/ non-CDFS properties	(14,270)	(2,492)	(199,791)	(8,161)
Real estate related depreciation and amortization	109	7,415	8,614	23,633

Total discontinued operations	(14,161)	4,923	(191,177)	15,472
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	37,973	37,596	113,954	103,908
Adjustment to gains/losses on dispositions for depreciation	(1,310)	2	(7,888)	(163)
Other amortization items	(1,659)	(4,433)	(7,821)	(12,503)

Total unconsolidated investees	35,004	33,165	98,245	91,242

Total NAREIT defined adjustments	96,233	107,447	125,021	307,931

Subtotal-NAREIT defined FFO	84,445	139,600	530,830	729,937

Add (deduct) our defined adjustments:
Foreign currency exchange losses (gains), net (15)	(13,068)	6,417	(56,897)	27,218
Current income tax expense (17)	-	-	-	9,658
Deferred income tax expense (benefit)	(5,088)	10,742	(20,699)	19,478

Our share of reconciling items from unconsolidated investees:
Foreign currency exchange losses (gains), net (15)	(556)	953	(790)	2,413
Unrealized losses (gains) on derivative contracts, net	(208)	183	(6,167)	4,998
Deferred income tax expense (benefit)	(338)	99	(1,631)	234

Total unconsolidated investees	(1,102)	1,235	(8,588)	7,645

Total our defined adjustments	(19,258)	18,394	(86,184)	63,999

FFO, including significant non-cash items (a)	$65,187	$157,994	$444,646	$793,936

 Reconciliation of FFO, including significant non-cash items, to FFO, excluding significant non-cash items

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (1)	2009	2008 (1)

FFO, including significant non-cash items (a)	$65,187	$157,994	$444,646	$793,936
Add (deduct) significant non-cash items:
Impairment of real estate properties and other assets (12)	46,274	-	130,492	-
Net gain related to disposed assets - China operations (2)	-	-	(3,315)	-
Gains on early extinguishment of debt (3)	(12,010)	-	(173,218)	-
Our share of certain (gains) losses recognized by the property funds (page 4.3 and 4.4)	(4,925)	-	6,358	-

Total adjustments for significant non-cash items	29,339	-	(39,683)	-

FFO, excluding significant non-cash items (a)	$94,526	$157,994	$404,963	$793,936

 Reconciliation of FFO, excluding significant non-cash items, to EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (1)	2009	2008 (1)

FFO, excluding significant non-cash items (a)	$94,526	$157,994	$404,963	$793,936
Interest expense	89,838	93,839	265,649	284,128
Depreciation of corporate assets	3,982	4,004	12,069	12,155
Current income tax expense (benefit) included in FFO	(4,626)	11,577	30,341	39,443
Adjustments to gains on dispositions for interest capitalized	4,605	12,195	11,544	44,995
Preferred share dividends	6,369	6,333	19,107	19,071
Share of reconciling items from unconsolidated investees	44,241	52,554	130,705	140,088

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$238,935	$338,496	$874,378	$1,333,816

 See Consolidated Statements of Operations on Page 2.2 and Consolidated Statements of FFO on Page 2.3.
See Appendix A for note references

(a)	Attributable to common shares.
Section II - Financial Statements
Page 2.4

Third Quarter 2009
Calculation of Per Share Amounts

(in thousands, except per share amounts)
 Net Earnings (Loss) Per Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net earnings (loss) - Basic (a)	$(11,788)	$32,153	$405,809	$422,006
Noncontrolling interest attributable to convertible limited partnership units (b)	-	-	966	3,665

Adjusted net earnings (loss) - Diluted (a)	$(11,788)	$32,153	$406,775	$425,671

Weighted average common shares outstanding - Basic	452,683	263,139	379,421	261,665
Incremental weighted average effect of conversion of limited partnership units (b)	-	-	1,192	5,088
Incremental weighted average effect of stock awards (c)	-	2,994	2,010	3,912

Weighted average common shares outstanding - Diluted	452,683	266,133	382,623	270,665

Net earnings (loss) per share - Diluted (a)	$(0.03)	$0.12	$1.06	$1.57

 FFO Per Share, including significant non-cash items

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

FFO - Basic, including significant non-cash items (a)	$65,187	$157,994	$444,646	$793,936
Noncontrolling interest attributable to convertible limited partnership units (b)	-	1,427	966	3,665

FFO - Diluted, including significant non-cash items (a)	$65,187	$159,421	$445,612	$797,601

Weighted average common shares outstanding - Basic	452,683	263,139	379,421	261,665
Incremental weighted average effect of conversion of limited partnership units (b)	-	5,146	1,192	5,088
Incremental weighted average effect of stock awards (c)	2,388	2,994	2,010	3,912

Weighted average common shares outstanding - Diluted	455,071	271,279	382,623	270,665

FFO per share - Diluted, including significant non-cash items (a)	$0.14	$0.59	$1.16	$2.95

 FFO Per Share, excluding significant non-cash items

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

FFO - Basic, including significant non-cash items (a)	$65,187	$157,994	$444,646	$793,936
Adjustments for significant non-cash items (see page 2.4)	29,339	-	(39,683)	-
Noncontrolling interest attributable to convertible limited partnership units	162	1,427	966	3,665

FFO - Diluted, excluding significant non-cash items (a)	$94,688	$159,421	$405,929	$797,601

Weighted average common shares outstanding - Basic	452,683	263,139	379,421	261,665
Incremental weighted average effect of conversion of limited partnership units	1,110	5,146	1,192	5,088
Incremental weighted average effect of stock awards (c)	2,388	2,994	2,010	3,912

Weighted average common shares outstanding - Diluted	456,181	271,279	382,623	270,665

FFO per share - Diluted, excluding significant non-cash items (a)	$0.21	$0.59	$1.06	$2.95

(a)	Attributable to common shares.

(b)	If the impact of the conversion of limited partnership units is anti-dilutive, the income and shares are not included in the diluted per share calculation.

(c)	Total weighted average potentially dilutive awards outstanding were 11,470 and 9,603 for the three months ended September 30, 2009 and 2008, respectively, and 11,739 and 9,993 for the nine months ended September 30, 2009 and 2008, respectively. Of the potentially dilutive instruments, 6,062 and 3,112, were anti-dilutive for the three months ended September 30, 2009 and 2008, respectively, and 6,875 and 1,769, were anti-dilutive for the nine months ended September 30, 2009 and 2008. During a loss period, the impact from convertible partnership units and stock awards are not included as the impact is anti-dilutive.
Section II - Financial Statements
Page 2.5

Third Quarter 2009
Direct Owned - Operating Properties

(in thousands, except for leased percentage)	September 30, 2009			December 31, 2008
	Square	Investment	Leased	Square	Investment	Leased
	Feet	Balance	Percentage	Feet	Balance	Percentage

Industrial properties:
Core portfolio:
North America:
Mexico	1,170	$63,035	48.69%	1,334	$67,379	46.82%
United States	138,674	7,215,759	91.19%	151,617	7,698,871	92.86%

Total North America	139,844	7,278,794	90.83%	152,951	7,766,250	92.46%

Europe:
Central Europe	307	33,553	100.00%	307	33,457	98.12%
Southern Europe	1,500	103,245	46.29%	1,478	102,282	59.06%

Total Europe	1,807	136,798	55.42%	1,785	135,739	65.78%

Asia:
Korea	211	25,473	100.00%	211	22,518	100.00%

Total core portfolio	141,862	7,441,065	90.39%	154,947	7,924,507	92.16%

Development portfolio - completed developments (a):
North America	21,297	1,118,039	71.99%	16,845	772,175	47.53%
Europe (b)	23,363	1,661,792	42.63%	18,147	1,304,249	40.99%
Asia	7,621	1,314,871	56.17%	5,771	955,025	39.65%

Total development portfolio - completed development	52,281	4,094,702	56.56%	40,763	3,031,449	43.50%

Total industrial properties	194,143	11,535,767	81.28%	195,710	10,955,956	82.02%

Retail and mixed use properties	1,491	388,008	87.46%	1,404	358,992	94.48%

Total direct owned operating properties	195,634	$11,923,775	81.33%	197,114	$11,314,948	82.12%

(a)	These properties were developed by us originally with the intent to contribute to a property fund. See page 3.3 for detail by country/region and the total development portfolio (including properties under development) and page 3.5 for development activity.

(b)	During the first, second and third quarters of 2009, we contributed 9, 11 and 10 properties aggregating 2.0 million, 2.1 million and 2.0 million square feet that were 95.02%, 99.29% and 94.64% leased, respectively, to ProLogis European Properties Fund II.
Section III - Direct Owned
Page 3.1

Third Quarter 2009
Direct Owned - Development Portfolio

(in thousands, except for leased percentage)
 Static Development Portfolio Analysis
Below is a roll forward of our development portfolio as it existed at December 31, 2008, including both completed and under development industrial properties. The roll forward does not reflect any contributions or sales of assets in 2009. The roll forward does include the 2009 development starts through June 30, 2009 as these were pre-committed at December 31, 2008. For additional information on our current portfolio as of September 30, 2009, see page 3.3.

		Total Expected	Sq Ft Leased
	Square Feet	Investment (TEI)	Percentage

Roll forward of development portfolio:

As of December 31, 2008 - Development portfolio	60,600	$5,080,481	41.44%
Changes during the first quarter:
Changes to existing properties and effect of changes in foreign exchange rates, net	(210)	(204,561)	0.35%
Reversal of development starts - see page 3.5	(381)	(27,211)	-0.40%
Leasing, net (a)	-	-	4.40%
Development starts - see page 3.5	394	36,792	0.65%

As of March 31, 2009 - prior to 2009 contributions	60,403	4,885,501	46.44%

Changes during the second quarter:
Changes to existing properties and effect of changes in foreign exchange rates, net	(6)	19,683	0.02%
Leasing, net (a)	-	-	7.41%
Development starts - see page 3.5	233	14,126	0.18%

As of June 30, 2009 - prior to 2009 contributions and sales	60,630	4,919,310	54.05%

Changes during the third quarter:
Changes to existing properties and effect of changes in foreign exchange rates, net	(31)	167,020	0.01%
Leasing, net (a)	-	-	7.68%

As of September 30, 2009 - prior to 2009 contributions and sales	60,599	$5,086,330	61.74%

(a)	The leasing activity includes new leases that were signed on the properties in the portfolio, net of lease cancellations. In addition, the leasing in the second quarter includes approximately 114,000 square feet related to two development properties that were sold to a third party in June 2009.
 Total Development Portfolio, Investment At Risk
Below is a comparison of the total development portfolio, including both completed and under development industrial properties showing the unleased expected investment amounts at the respective dates. For additional information on the development portfolio, including leasing based on square feet, see page 3.3.

	Total		Unleased
		Expected
		Investment Dollars	Investment Dollars
As of	Square Feet	(TEI)	At Risk

September 30, 2008	103,948	$7,890,933	$4,684,105
December 31, 2008	60,600	$5,080,481	$3,190,419
March 31, 2009	58,392	$4,758,447	$2,790,510
June 30, 2009	56,438	$4,651,846	$2,453,815
September 30, 2009	55,300	$4,795,000	$2,153,919
Section III - Direct Owned
Page 3.2

Third Quarter 2009
Direct Owned - Development Portfolio (a)

(in thousands, except for number of properties and leased percentage)

				Remaining	Total
	Number of	Square	Investment	Costs to	Expected	Leased
As of September 30, 2009	Properties	Feet	Balance (b)	Incur (c)	Investment	Percentage

Industrial properties:
Completed developments:
North America:
Canada	2	526	$41,943	$3,014	$44,957	20.95%
Mexico	21	4,390	200,226	32,242	232,468	53.84%
United States	44	16,381	891,830	34,627	926,457	78.50%

Total North America	67	21,297	1,133,999	69,883	1,203,882	71.99%

Europe:
Central Europe	46	11,810	754,574	76,348	830,922	45.27%
Northern Europe	15	3,299	249,938	13,473	263,411	54.71%
Southern Europe	15	4,582	311,729	11,691	323,420	39.22%
United Kingdom	15	3,672	349,748	29,433	379,181	27.52%

Total Europe	91	23,363	1,665,989	130,945	1,796,934	42.63%

Asia:
Japan	9	7,407	1,299,232	37,941	1,337,173	54.91%
Korea	2	214	18,532	167	18,699	100.00%

Total Asia	11	7,621	1,317,764	38,108	1,355,872	56.17%

Total completed developments	169	52,281	4,117,752	238,936	4,356,688	56.56%

Properties under development:
Europe:
Northern Europe (d)	1	548	27,187	17,928	45,115	100.00%
Southern Europe	6	1,331	83,158	25,963	109,121	85.58%

Total Europe	7	1,879	110,345	43,891	154,236	89.79%

Asia:
Japan (d)	2	1,140	244,941	39,135	284,076	86.14%

Total properties under development	9	3,019	355,286	83,026	438,312	88.41%

Total development portfolio	178	55,300	$4,473,038	$321,962	$4,795,000	58.30%

Roll forward of development portfolio:

As of December 31, 2008 - Development portfolio (a)		60,600	$4,209,925	$870,556	$5,080,481	41.44%
Changes in the portfolio during first nine months of 2009:
Changes to existing properties and effect of changes in foreign exchange rates, net		(246)	564,277	(575,859)	(11,582)	20.72%
Development starts		1,523	130,262	54,476	184,738	1.18%
Reversal of development starts		(381)	-	(27,211)	(27,211)	-0.11%
Contributions and sales during first quarter of 2009		(2,011)	(127,054)	-	(127,054)	-1.68%
Contributions and sales during second quarter of 2009		(2,182)	(140,409)	-	(140,409)	-1.80%
Contributions and sales during third quarter of 2009		(2,003)	(163,963)	-	(163,963)	-1.45%

As of September 30, 2009 - Development portfolio (a)		55,300	$4,473,038	$321,962	$4,795,000	58.30%

(a)	The development portfolio includes both completed and under development industrial properties. These properties were included in our CDFS pipeline, prior to December 31, 2008 or were started during 2009 (see pages 3.4 and 3.5). Due to changes in our business strategy, we no longer have properties in the CDFS business segment. See note 9 to Section II in Appendix A for further discussion.

(b)	The investment balance includes real estate, as well as leasing commissions associated with these developments that are classified as Other Assets in our Consolidated Balance Sheets.

(c)	These costs may include construction costs, capitalized interest and administrative costs, tenant improvements and leasing commissions depending on the status of the property.

(d)	Includes two build-to-suit development projects (one in the Netherlands and one in Japan). See Page 3.4 for more information on the projects.
Section III - Direct Owned
Page 3.3

Third Quarter 2009
Direct Owned - Land and Build-to-Suit Activity

(in thousands, except acres)

Land Held for Development
	As of September 30, 2009		As of December 31, 2008
	Acres	Investment	Acres	Investment

North America	6,395	$1,149,461	6,400	$1,111,009
Europe	3,896	1,222,849	3,614	1,094,824
Asia	126	322,615	120	276,749

Total land held for development	10,417	$2,694,925	10,134	$2,482,582

Build-to-Suit Development - since July 1, 2009
Consistent with our announced strategic initiatives to monetize our land bank, we have entered into development projects that may be different than the development model we used in the past. The projects are designed differently depending on many factors, including the region and how best to serve our customers. Our goals with these projects are to utilize the land we own through the development of industrial buildings that are pre-leased to a customer prior to development. Depending on each individual project structure, the project will either be included in our financial statements on a consolidated basis or as a joint venture on an unconsolidated basis. During the third quarter of 2009, we began development on three such projects, as detailed below. The projects that are being consolidated (Oosterhout and Ebina) have been included in our development portfolio and development activity disclosed in this Supplemental Package.

	Land
			Building	Current	Remaining	Total Expected	Disposition	Accounting
Project	Acres	Investment	Sq Ft	Investment (a)	Costs to Incur	Investment	Plans	Treatment

Europe- the Netherlands
Oosterhout	19.62	$16,746	548	$26,786	$18,329	$45,115	To be contributed to PEPF II	Consolidated

Asia- Japan
Ebina (b)	9.05	$56,205	350	$67,004	$27,976	$94,980	Pre-sold	Consolidated

Maishima IV (c)	4.82	$30,185	616	$45,226	$63,797	$109,023	Hold in joint venture	Unconsolidated Joint Venture

(a)	Represents total investment to date in construction, including land, for the entire project as of September 30, 2009.

(b)	This building is being developed for the user of the building on land that we own. During construction, we are responsible for 40% of the development costs and the user is responsible for 60%. At completion, we will be reimbursed for our 40% of the development costs and the user will lease the land from us under a 20-year lease. We have a purchase option to buy the building in three years and, therefore, we will account for the sale as a leasing transaction and it will remain on our balance sheet.

(c)	During the third quarter of 2009, we created a new joint venture with one partner that is accounted for under the equity method and to which we contributed land. Our partner is responsible to fund 51% of the costs of construction and we are responsible for 49%. The joint venture intends to obtain secured financing and use the proceeds to reimburse our costs of construction. Following financing, our total investment in this joint venture is expected to equal our land investment balance and represent 60% of the joint venture equity.
Section III - Direct Owned
Page 3.4

Third Quarter 2009
Direct Owned - Development Activity

(in thousands, except per square foot)
 Industrial Starts and Completions

					Three Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2009 (a)	2009	2009 (b)	2009	2008 (b)
Development Starts:
North America:
Square feet	-	-	253	253	(408)
Total expected investment ($)	-	-	26,585	26,585	(114,722)
Cost per square foot ($)	-	-	105.08	105.08	-
Europe:
Square feet	546	233	(240)	539	1,767
Total expected investment ($)	44,190	14,126	(17,005)	41,311	128,917
Cost per square foot ($)	80.93	60.63	-	-	-
Asia:
Square feet	350	-	-	350	(2,790)
Total expected investment ($)	87,462	-	-	87,462	(359,357)
Cost per square foot ($)	249.89	-	-	249.89	-
Total:

Square feet	896	233	13	1,142	(1,431)
Total expected investment ($)	131,652	14,126	9,580	155,358	(345,162)
Cost per square foot ($)	146.93	60.63	-	-	-

Development Completions:
North America:
Square feet	253	1,228	3,081	4,562	3,134
Total expected investment ($)	26,585	69,729	253,134	349,448	166,805
Cost per square foot ($)	105.08	56.78	82.16	76.60	53.22
Leased percentage at completion (c)	100.00%	19.01%	61.52%		91.58%
Leased percentage at 9/30/09	100.00%	31.03%	71.40%		93.04%
Europe:
Square feet	1,320	5,629	4,476	11,425	5,641
Total expected investment ($)	92,881	417,573	350,036	860,490	591,388
Cost per square foot ($)	70.36	74.18	78.20	75.32	104.84
Leased percentage at completion (c)	69.89%	59.23%	25.06%		51.68%
Leased percentage at 9/30/09	69.89%	60.83%	43.94%		73.69%
Asia:
Square feet	-	1,849	-	1,849	2,036
Total expected investment ($)	-	318,311	-	318,311	346,878
Cost per square foot ($)	-	172.15	-	172.15	170.37
Leased percentage at completion (c)	-	32.70%	-		32.36%
Leased percentage at 9/30/09	-	36.26%	-		59.67%
Total:

Square feet	1,573	8,706	7,557	17,836	10,811
Total expected investment ($)	119,466	805,613	603,170	1,528,249	1,105,071
Cost per square foot ($)	75.95	92.54	79.82	85.68	102.22
Leased percentage at completion (c)	74.73%	47.92%	39.92%		59.61%
Leased percentage at 9/30/09	74.73%	51.41%	55.14%		76.66%

(a)	All of the development starts in third quarter 2009 were pre-leased. See page 3.4 for more information.

(b)	Due to market conditions during the fourth quarter 2008, we halted the majority of our new development. As a result, during the first quarter of 2009, we stopped development of one property in Europe with 381,000 square feet and a total expected investment of $27.2 million and, during the fourth quarter of 2008, we stopped development of projects aggregating 4.0 million square feet with a total expected investment of $558.6 million on all three continents. Our remaining development starts in first quarter 2009 aggregated 394,000 square feet for two projects with a total expected investment of $36.8 million, both of which were fully leased. Our development starts in fourth quarter 2008 included 13 projects in Europe with 2.6 million square feet and a total expected investment of $213.5 million. All of our starts in 2009 were 100% leased prior to construction.

(c)	Represents the leased percentage at the end of the quarter in which the development was completed.
Section III - Direct Owned
Page 3.5

Third Quarter 2009
Direct Owned - Investing Activity

(in thousands, except acres)
 Inflows

					Three Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2009	2009	2009	2009	2008
Net proceeds from property dispositions (a):
Contributions to property funds:
Developed and repositioned properties Square feet	2,003	2,069	2,011	6,083	14,159
Net sales proceeds ($)	173,803	150,023	130,529	454,355	1,205,392
Acquired property portfolios Square feet	-	-	-	-	306
Net sales proceeds ($)	-	-	-	-	18,781
Non-development (non-CDFS) properties Square feet	-	-	-	-	857
Net sales proceeds ($)	-	-	-	-	28,380
Total contributions to property funds:

Square feet	2,003	2,069	2,011	6,083	15,322
Net sales proceeds ($)	173,803	150,023	130,529	454,355	1,252,553

Dispositions to third parties:
Developed and repositioned properties Square feet	-	750	-	750	519
Net sales proceeds ($)	-	133,597	-	133,597	41,844
Non-development (non-CDFS) properties Square feet	615	12,356	-	12,971	122
Net sales proceeds ($)	33,952	533,209	-	567,161	4,173
Land (b) Acres	21	1	17	39	36
Net sales proceeds ($)	33,294	2,962	5,181	41,437	32,610
Total dispositions to third parties:

Square feet	615	13,106	-	13,721	641
Net sales proceeds ($)	67,246	669,768	5,181	742,195	78,627

Total property dispositions:

Square feet	2,618	15,175	2,011	19,804	15,963
Net sales proceeds ($)	241,049	819,791	135,710	1,196,550	1,331,180

Net proceeds from other dispositions:
Disposition of China operations ($)	-	-	845,000	845,000	-
Sale of investments in the Japan property funds ($)	-	-	500,000	500,000	-

Total proceeds from other dispositions ($)	-	-	1,345,000	1,345,000	-

Net proceeds - all dispositions ($)	241,049	819,791	1,480,710	2,541,550	1,331,180

Outflows
					Three Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2009	2009	2009	2009	2008
Property acquisitions:
Operating properties:
Square feet	-	-	-	-	807
Total purchase price ($)	-	-	-	-	52,555
Land:
Acres	19	121	262	402	207
Total purchase price ($)	17,667	56,806	102,930	177,403	86,213
Investments in property funds:
Capital contributions ($) (c)	127,102	38,978	34,500	200,580	221,023
Acquisitions of investment interest ($)	-	-	-	-	61,096

(a)	See note 9 to Section II in Appendix A about the changes made to our reporting of business segments.

(b)	Includes $30.2 million of land that was contributed to a new joint venture in the third quarter of 2009. See page 3.4 for more detail.

(c)	Amounts include cash contributions made to the property funds and investment interests received in exchange for properties contributed.
Section III - Direct Owned
Page 3.6

Third Quarter 2009
Investment Management - ProLogis’ Investments in Unconsolidated Investees

(in thousands, except for percentages)

	September 30, 2009		December 31, 2008
	Investment Balance	Ownership Percentage	Investment Balance	Ownership Percentage
Property funds:
ProLogis California LLC	$113,292	50.0%	$102,685	50.0%
ProLogis North American Properties Fund I	21,916	41.3%	25,018	41.3%
ProLogis North American Properties Funds VI-X	108,440	20.0%	110,561	20.0%
ProLogis North American Properties Fund XI	28,311	20.0%	28,322	20.0%
ProLogis North American Industrial Fund	198,905	23.0%	191,088	23.1%
ProLogis North American Industrial Fund II (a)	340,355	37.0%	265,575	36.9%
ProLogis North American Industrial Fund III	142,639	20.0%	122,148	20.0%
ProLogis Mexico Industrial Fund	93,526	24.2%	96,320	24.2%
ProLogis European Properties	335,301	24.8%	321,984	24.9%
ProLogis European Properties Fund II	434,938	32.7%	312,600	36.9%
ProLogis Korea Fund	21,174	20.0%	21,867	20.0%
ProLogis Japan property funds (b)	-	-	359,809	20.0%

Total property funds	1,838,797	29.7%	1,957,977	28.1%

Other unconsolidated investees, by continent:
North America	150,616		150,963
Europe	185,574		161,053
Asia (c)	30,261		-

	366,451		312,016

Total investments in and advances to unconsolidated investees	$2,205,248		$2,269,993

(a)	On July 1, 2009, in connection with the amendment of a loan agreement and the restructuring of this property fund, we made an $85 million cash capital contribution that will earn a 10% preferred return.

(b)	We sold these investments in February 2009. See note 2 to Section II in Appendix A.

(c)	During the third quarter 2009, we created and made an investment in a new joint venture arrangement in Japan that is accounted for under the equity method. See Page 3.4 for more detail.
Section IV - Investment Management
Page 4.1

Third Quarter 2009
Investment Management - Operating Portfolio of Property Funds

(in thousands, except for percentages)

	September 30, 2009			December 31, 2008
	Square	Current	Leased	Square	Current	Leased
	Feet	Investment (a)	Percentage	Feet	Investment (a)	Percentage

Operating industrial properties:
North America:
Property funds:
ProLogis California LLC	14,178	$698,477	96.99%	14,178	$697,590	98.67%
ProLogis North American Properties Fund I	9,406	387,006	94.27%	9,406	386,572	95.57%
ProLogis North American Properties Fund VI-X	25,283	1,518,764	86.16%	25,547	1,527,889	89.86%
ProLogis North American Properties Fund XI	4,112	211,305	96.45%	4,112	219,487	95.21%
ProLogis North American Industrial Fund	49,656	2,941,522	94.02%	49,656	2,916,806	96.31%
ProLogis North American Industrial Fund II	36,018	2,168,327	92.54%	35,752	2,161,805	94.54%
ProLogis North American Industrial Fund III	24,693	1,749,279	91.59%	24,709	1,746,538	94.39%
ProLogis Mexico Industrial Fund	9,144	571,216	86.06%	9,494	588,382	94.23%

Total North America	172,490	10,245,896	92.10%	172,854	10,245,069	94.73%

Europe:
Property funds:
ProLogis European Properties	52,958	4,599,475	96.15%	56,273	4,819,603	97.42%
ProLogis European Properties Fund II	44,935	4,471,584	97.26%	38,853	3,918,541	97.89%

Total Europe	97,893	9,071,059	96.66%	95,126	8,738,144	97.62%

Asia:
Property funds:
ProLogis Korea Fund	1,734	147,466	97.82%	1,915	142,896	100.00%
ProLogis Japan property funds (b)	-	-	-	27,034	5,595,985	99.56%

Total Asia	1,734	147,466	97.82%	28,949	5,738,881	99.59%

Total investment management operating portfolio	272,117	$19,464,421	93.78%	296,929	$24,722,094	96.13%

(a)	The current investment represents the entity’s basis in the real estate not our proportionate share.

(b)	We sold our investments in these property funds in February 2009. See note 2 to Section II in Appendix A.
Section IV - Investment Management
Page 4.2

Third Quarter 2009
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
 FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Three Months Ended September 30, 2009
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Rental income	$212,521	$191,825	$2,588	$406,934
Rental expenses	(50,118)	(40,816)	(307)	(91,241)

Net operating income from properties	162,403	151,009	2,281	315,693
Other expense, net, including G&A	(4,436)	(4,265)	(1,124)	(9,825)
Gain (loss) on disposition of real estate properties (4)	-	(1,279)	-	(1,279)
Impairment of real estate properties (4)	(11,129)	-	-	(11,129)
Gain on early extinguishment of debt (5)	31,078	-	-	31,078
Interest expense (6)	(102,301)	(54,308)	(743)	(157,352)
Current income tax expense	(521)	(11,696)	-	(12,217)

FFO of the property funds	75,094	79,461	414	154,969
Real estate related depreciation and amortization	(77,731)	(55,943)	(701)	(134,375)
Unrealized gains on derivative contracts (6)	594	-	-	594
Adjustment to gain (loss) on disposition of properties for depreciation (4)	-	5,274	-	5,274
Other income (expense), net, including deferred tax and foreign currency	(1,269)	2,801	1,253	2,785

Net earnings (loss) of the property funds	$(3,312)	$31,593	$966	$29,247

ProLogis’ average ownership interest for the period for FFO (7)	27.1%	29.5%	20.0%	28.3%

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined
	For the Three Months Ended September 30, 2009
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

ProLogis’ share of the property fund’s FFO	$20,332	$23,430	$84	$43,846
Fees paid to ProLogis (8)(9)	15,224	13,375	178	28,777
Amortization adjustments (10)	(226)	281	-	55

FFO recognized by ProLogis, including significant non-cash items	$35,330	$37,086	$262	$72,678
ProLogis’ share of certain (gains) losses recognized by the property funds:
Impairment of real estate properties (4)	2,226	-	-	2,226
Gain on early extinguishment of debt (5)	(7,151)	-	-	(7,151)

FFO recognized by ProLogis, excluding significant non-cash items	$30,405	$37,086	$262	$67,753

ProLogis’ share of the property fund’s net earnings (loss)	$(876)	$9,672	$193	$8,989
Fees paid to ProLogis (8)(9)	15,224	13,375	178	28,777
Amortization adjustments (10)	1,948	702	-	2,650

Net earnings recognized by ProLogis	$16,296	$23,749	$371	$40,416

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings (Loss) to FFO on
Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.3

Third Quarter 2009
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Nine Months Ended September 30, 2009
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Rental income	$649,015	$536,337	$38,147	$1,223,499
Rental expenses	(153,344)	(108,559)	(4,963)	(266,866)

Net operating income from properties	495,671	427,778	33,184	956,633
Other expense, net, including G&A	(17,816)	(24,293)	(10,903)	(53,012)
Gain (loss) on disposition of real estate properties (4)	-	(46,953)	2,431	(44,522)
Impairment of real estate properties (4)	(11,129)	-	-	(11,129)
Gain on early extinguishment of debt (5)	31,078	-	-	31,078
Interest expense (6)	(300,449)	(139,965)	(8,531)	(448,945)
Current income tax expense	(1,695)	(34,191)	-	(35,886)

FFO of the property funds	195,660	182,376	16,181	394,217
Real estate related depreciation and amortization	(229,239)	(162,385)	(2,106)	(393,730)
Unrealized gains on derivative contracts (6)	16,755	-	-	16,755
Adjustment to gain (loss) on disposition of properties for depreciation (4)	-	31,636	150	31,786
Other income (expense), net, including deferred tax and foreign currency	(5,182)	16,635	1,253	12,706

Net earnings (loss) of the property funds	$(22,006)	$68,262	$15,478	$61,734

ProLogis’ average ownership interest for the period for FFO (7)	27.8%	31.0%	20.0%	28.9%

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Nine Months Ended September 30, 2009

	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

ProLogis’ share of the property fund’s FFO	$54,425	$56,456	$3,214	$114,095
Fees paid to ProLogis (8)(9)	46,021	38,102	2,414	86,537
Amortization adjustments (10)	730	298	395	1,423

FFO recognized by ProLogis, including significant non-cash items	101,176	94,856	6,023	202,055
ProLogis’ share of certain (gains) losses recognized by the property funds:
Impairment of real estate properties (4)	2,226	-	-	2,226
Losses on derivative activity(6)	11,283	-	-	11,283
Gain on early extinguishment of debt(5)	(7,151)	-	-	(7,151)

FFO recognized by ProLogis, excluding significant non-cash items	$107,534	$94,856	$6,023	$208,413

ProLogis’ share of the property fund’s net earnings (loss)	$(4,210)	$22,356	$3,095	$21,241
Fees paid to ProLogis (8)(9)	46,021	38,102	2,353	86,476
Amortization adjustments (10)	6,235	3,093	566	9,894

Net earnings recognized by ProLogis	$48,046	$63,551	$6,014	$117,611

Condensed Balance Sheet of the Property Funds, Combined

	As of September 30, 2009

	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Real estate owned, before depreciation	$10,245,896	$9,071,059	$147,466	$19,464,421
Accumulated depreciation	(878,586)	(763,687)	(4,259)	(1,646,532)
Other assets	500,423	619,759	5,544	1,125,726

Total assets	$9,867,733	$8,927,131	$148,751	$18,943,615

Third party debt	$5,570,132	$4,168,226	$47,311	$9,785,669
Other liabilities	319,844	903,121	3,591	1,226,556

Total liabilities	$5,889,976	$5,071,347	$50,902	$11,012,225

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings (Loss) to FFO on
Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.4

Third Quarter 2009
Investment Management - Investing and Financing Activity

(in thousands, except percentages)
Investing Activities - for the property funds combined

					Three Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2009	2009	2009	2009	2008

Inflows:
Property dispositions:
Square feet	795	2,973	360	4,128	93
Net sales proceeds ($)	39,854	247,782	17,512	305,148	4,010

Outflows:
Acquisitions:
Operating properties acquired from third parties:
Square feet	-	-	-	-	854
Total purchase price of assets acquired ($)	-	-	-	-	64,230

Operating properties acquired from ProLogis:
Square feet	2,003	2,069	2,011	6,083	15,322
Purchase price of assets acquired (a) ($)	173,803	150,023	130,529	454,355	1,252,553
Financing Activities - for each property fund, if applicable (b)

	Three Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2009
	Principal	Interest Rate	Principal	Interest Rate

Debt issued:
ProLogis European Properties	$141,359	5.93%	$141,359	5.93%
ProLogis European Properties Fund II	$400,196	4.75%	$400,196	4.75%
ProLogis California LLC	$-	-	$257,500	7.37%
ProLogis North American Industrial Fund III (c)	$-	-	$50,732	variable

Debt Repaid:
ProLogis European Properties	$108,125	3.58%	$591,682	5.21%
ProLogis European Properties	$36,110	variable	$36,110	variable
ProLogis North American Industrial Fund (d)	$216,000	5.16%	$216,000	5.16%
ProLogis North American Properties Funds VI-X	$8,500	5.44%	$8,500	5.44%
ProLogis California LLC	$-	-	$256,134	6.82%
ProLogis North American Properties Fund XI	$-	-	$14,355	5.03%
ProLogis North American Industrial Fund III (c)	$-	-	$61,257	variable

Debt Extended:
ProLogis European Properties - to 2013	$181,566	4.99%	$181,566	4.99%
ProLogis North American Industrial Fund II - to 2010	$46,000	4.66%	$46,000	4.66%
ProLogis North American Industrial Fund II - to 2014 (e)	$411,393	7.27%	$411,393	7.27%
ProLogis California LLC - to 2010	$-	-	$55,654	7.20%
ProLogis North American Industrial Fund III - to 2012 (c)	$-	-	$104,184	variable

(a)	The purchase price reported is based on proceeds ProLogis received for these contributions.

(b)	Excludes principal amortization payments, line of credit activity and changes due to foreign currency exchange rates, if applicable.

(c)	During the first quarter of 2009, ProLogis and our fund partner each loaned the property fund approximately $25.4 million that is payable at dissolution of the property fund and bears interest at LIBOR plus 8%. The proceeds from the note payable agreements, along with operating cash, were used to repay $61.3 million of debt and the remaining debt balance of $104.2 million was extended from 2009 to 2012.

(d)	This debt was repaid with proceeds from advances on the property fund’s line of credit. See Page 6.3 for line of credit information.

(e)	This debt is payable to an affiliate of our fund partner and was extended in connection with the restructuring of the property fund on July 1, 2009.
Section IV - Investment Management
Page 4.5

Third Quarter 2009
Operating Statistics - Direct Owned Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	3,042	$10,728	$3.53	1.50%
Remainder of 2009	7,455	29,466	3.95	4.11%
2010	23,954	98,716	4.12	13.78%
2011	28,603	124,056	4.34	17.33%
2012	23,007	104,528	4.54	14.59%
2013	20,703	105,172	5.08	14.68%
2014	18,008	85,613	4.75	11.95%
2015	6,610	31,626	4.78	4.42%
2016	5,923	29,425	4.97	4.11%
2017	2,390	16,091	6.73	2.25%
Thereafter	12,821	80,790	6.30	11.28%

Totals	152,516	$716,211	$4.70	100.00%

Leasing Activity (a)

					Three Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2009	2009	2009	2009	2008
Square feet of leases signed during the period:

Development properties - new leases over one year (b)	5,423	4,219	3,193	12,835	4,929
Development properties - new leases less than one year (b)	515	788	34	1,337	210
Development properties - renewals (b)	646	179	253	1,078	219
Core properties - new leases	3,947	3,351	3,332	10,630	4,059
Core properties - renewals	5,143	4,614	6,854	16,611	7,819

Total square feet of leases signed	15,674	13,151	13,666	42,491	17,236

# of leases	261	311	308	880	328

Weighted average customer retention	73.3%	67.8%	74.4%	72.0%	88.0%

Percentage of development properties leased to repeat customers	40.1%	52.0%	57.1%	48.0%	78.7%

Turnover costs:
Square feet	9,343	8,640	9,858	27,841	11,600
Cost per sq ft ($)	1.32	1.21	0.84	1.12	0.79
Capital Expenditures
					Three Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2009	2009	2009	2009	2008
Capital expenditures ($)	7,796	2,494	5,716	16,006	9,694
Tenant improvements ($)	7,563	5,701	8,409	21,673	8,260
Leasing commissions ($)	5,402	3,533	6,890	15,825	5,483

(a)	Represents leasing activity for industrial and retail properties.

(b)	Includes leasing activity for direct owned industrial and retail properties previously included in our CDFS pipeline prior to December 31, 2008. See note 9 to Section II in Appendix A for changes made in our business segments.
Section V - Operating Statistics
Page 5.1

Third Quarter 2009
Operating Statistics - Investment Management Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	2,578	$8,708	$3.38	0.67%
Remainder of 2009	10,208	44,142	4.32	3.40%
2010	32,337	152,931	4.73	11.76%
2011	38,764	183,663	4.74	14.13%
2012	38,826	193,903	4.99	14.91%
2013	27,708	133,745	4.83	10.29%
2014	21,587	111,340	5.16	8.56%
2015	18,074	87,426	4.84	6.73%
2016	16,230	84,125	5.18	6.47%
2017	14,437	88,358	6.12	6.80%
Thereafter	32,597	211,640	6.49	16.28%

Totals	253,346	$1,299,981	$5.13	100.00%

Leasing Activity

					Three
					Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2009	2009	2009	2009	2008
Leases signed during the period:
Square feet	12,890	12,153	9,282	34,325	11,601
# of leases	157	151	141	449	156

Weighted average customer retention	77.4%	83.1%	68.5%	76.6%	92.8%

Turnover costs:
Square feet	12,779	11,974	9,127	33,880	11,265
Cost per sq ft ($)	1.21	0.93	0.77	0.99	1.11
Capital Expenditures (a)
					Three
					Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2009	2009	2009	2009	2008
Capital expenditures ($)	6,013	3,084	3,828	12,925	12,289
Tenant improvements ($)	6,217	4,746	7,236	18,199	7,437
Leasing commissions ($)	7,378	4,155	4,326	15,859	6,240

(a)	Amounts represent the entity’s expenditures, not our proportionate share.
Section V - Operating Statistics
Page 5.2

Third Quarter 2009
Operating Statistics - Same Store Analysis and Top Customers

(square feet in thousands)
Same Store Analysis
See definitions in Appendix B.

	Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2009		June 30, 2009		March 31, 2009
	Total Portfolio	Adjusted Portfolio (a)	Total Portfolio	Adjusted Portfolio (a)	Total Portfolio	Adjusted Portfolio (a)
Sq Ft of Same Store Population	426,101	390,555	414,799	378,000	418,904	373,200

Percentage Change in [increase/(decrease)]:
Rental Income	(1.18%)	(3.79%)	1.04%	(2.19%)	1.09%	(0.98%)

Rental Expenses	1.33%	(2.14%)	(3.74%)	(7.50%)	2.04%	1.77%

Net Operating Income	(2.05%)	(4.34%)	2.69%	(0.40%)	0.78%	(1.85%)

Average Leasing	(0.66%)	(2.49%)	(0.08%)	(2.26%)	0.16%	(1.84%)

Sq Ft of Leasing Activity (b)	21,032	20,193	19,268	19,058	18,311	17,765

Percentage Change in Rental Rate Growth (b)	(15.27%)	(14.69%)	(12.48%)	(12.62%)	(4.17%)	(4.19%)
Top Customers - Direct Owned

		Percentage of
		Annualized	Number of
Rank	Customer Name	Base Rent	Leases

1	APL (Neptune Orient Lines)	2.40%	15
2	Home Depot, Inc	2.36%	9
3	Deutsche Post AG (DHL)	1.90%	17
4	Ford Motor Company	1.20%	7
5	Office Depot, Inc.	0.94%	5
6	Kellogg Company	0.90%	6
7	Euromarket Designs, Inc (Crate & Barrel)	0.85%	2
8	Sears Holdings Corporation	0.83%	5
9	PepsiCo	0.77%	6
10	Kimberly-Clark Corporation	0.75%	2
11-25	various	8.66%	45

	Total	21.56%	119

Top Customers - Investment Management

		Percentage of
		Annualized	Number of
Rank	Customer Name	Base Rent	Leases

1	Deutsche Post AG (DHL)	3.93%	51
2	CEVA Logistics	2.33%	26
3	Unilever	1.75%	7
4	Kuehne & Nagel	1.57%	18
5	NYK Group	1.54%	15
6	Home Depot, Inc	1.32%	9
7	Geodis	1.25%	13
8	Wincanton Logistics	1.22%	22
9	Amazon.Com, Inc.	1.19%	7
10	Tesco plc	0.99%	10
11-25	various	9.89%	107

	Total	26.98%	285

(a)	This portfolio includes all same store assets as defined in Appendix B and included in the “Total Portfolio”, adjusted to exclude 136, 139 and 188 completed development properties as of July 1, April 1, and January 1, 2008, respectively, that we still own or manage as of the end of the period.

(b)	Rental rate growth represents the increase (decrease) in rental rates on new leases signed during the period, as compared with the previous rental rates in that same space, within the same store population.
See definitions in Appendix B.
Section V - Operating Statistics
Page 5.3

Third Quarter 2009
Operating Statistics - Geographic Distribution (a)

North America	%	%	%		%	%	%	Europe	%	%	%
	Direct	Invst.			Direct	Invst.			Direct	Invst.
	Owned	Mgmt.	Total		Owned	Mgmt.	Total		Owned	Mgmt.	Total
United States				Mexico

Atlanta	5.4	2.4	3.6	Guadalajara	0.1	0.2	0.2	Belgium	-	0.5	0.3
Austin	0.6	0.4	0.5	Hermosillo	-	0.1	0.1	Czech Republic	1.1	1.6	1.4
Baltimore	1.4	0.3	0.7	Juarez	0.5	0.6	0.6	France	2.0	8.5	5.8
Central Valley (CA)	2.2	1.2	1.7	Matamoros	-	0.1	0.1	Germany	1.1	4.6	3.1
Charlotte	1.8	1.2	1.4	Mexico City	1.2	0.7	0.9	Hungary	0.6	1.5	1.1
Chicago	9.3	2.3	5.2	Monterrey	0.4	0.7	0.5	Italy	0.9	2.3	1.7
Cincinnati	1.8	1.9	1.9	Nogales	-	0.1	0.0	Netherlands	0.4	2.1	1.4
Columbus	2.9	2.2	2.5	Nuevo Laredo	-	0.0	0.0	Poland	2.7	6.4	4.8
Dallas/Fort Worth	7.6	2.6	4.7	Reynosa	0.3	1.3	0.8	Romania	0.6	-	0.2
Denver	2.4	0.6	1.4	Saltillo	-	0.0	0.0	Slovakia	1.1	0.7	0.9
El Paso	1.0	0.6	0.8	Tijuana	0.3	1.1	0.8	Spain	0.9	1.6	1.3

Greenville	-	1.0	0.6					Sweden	0.4	0.8	0.7
Houston	3.0	1.4	2.0	Total Mexico	2.8%	4.9%	4.0%	United Kingdom	1.8	5.4	3.9

I-81 Corridor (East PA)	1.9	7.2	4.9
Indianapolis	1.6	3.0	2.4					Total Europe	13.6%	36.0%	26.6%

Inland Empire (Southern CA)	8.2	5.3	6.5	Canada

Las Vegas	0.5	1.7	1.2	Toronto	0.3	0.6	0.5
Los Angeles	2.8	3.1	3.0					Asia	%	%	%
Louisville	1.6	0.8	1.2						Direct	Invst.

Memphis	2.3	1.7	2.0	Total North America	82.0%	63.4%	71.2%		Owned	Mgmt.	Total

Nashville	1.5	1.0	1.2
New Jersey	3.3	4.4	4.0					Japan	4.2	-	1.7
Orlando	1.0	0.5	0.7					Korea	0.2	0.6	0.5

Phoenix	1.3	0.3	0.7
Portland	0.8	0.5	0.6					Total Asia	4.4%	0.6%	2.2%

Reno	1.6	4.9	3.5
Salt Lake City	-	0.6	0.3	Total Operating Properties
San Antonio	1.9	1.4	1.6
San Francisco	4.9	0.1	2.1
Seattle	0.1	0.0	0.1
South Florida	0.9	1.4	1.2
St Louis	0.4	0.8	0.6
Tampa	1.8	0.2	0.9
Washington DC	0.9	0.5	0.7
other non-target	0.2	0.4	0.3

Total United States	78.9%	57.9%	66.7%

(a)	Based on square footage.
Section V - Operating Statistics
Page 5.4

Third Quarter 2009
Debt and Other - ProLogis Debt Summary

(dollars in thousands)
 Principal Outstanding

	Interest	Due	Outstanding	Outstanding
	Rate(a)	Date	-as of 9/30/09	-as of 12/31/08

Senior notes	7.300%	Nov-09	25,000	25,000
Senior notes	5.250%	Nov-10	190,278	190,278
Senior notes (euro notes) (b)	4.375%	Apr-11	369,895	511,560
Senior notes	5.500%	Apr-12	280,788	450,000
Senior notes	5.500%	Mar-13	262,066	300,000
Senior notes (c)	7.625%	Aug-14	350,000	-
Senior notes	7.810%	Feb-15	100,000	100,000
Senior notes	9.340%	Mar-15	30,000	50,000
Senior notes	5.625%	Nov-15	400,000	400,000
Senior notes	5.750%	Apr-16	400,000	400,000
Senior notes	8.650%	May-16	50,000	50,000
Senior notes	5.625%	Nov-16	550,000	550,000
Senior notes	7.625%	Jul-17	100,000	100,000
Senior notes	6.625%	May-18	600,000	600,000
Notes matured/paid in 2009			-	278,125
Less: discount			(9,483)	(9,553)

Total senior notes	6.022%		3,698,544	3,995,410

Convertible senior notes (d)	5.390%	Apr-12	1,107,459	1,250,000
Convertible senior notes (d)	5.600%	Jan-13	819,566	1,120,500
Convertible senior notes (d)	5.860%	May-13	457,218	550,000
Less: discount			(216,697)	(330,367)

Total convertible senior notes	5.552%		2,167,546	2,590,133

Fixed rate secured debt (¥4.3 billion)	4.090%	Jun-12	47,354	-
Fixed rate secured debt	6.500%	Jul-14	101,750	-
Fixed rate secured debt	5.470%	Aug-15	129,176	131,069
Fixed rate secured debt	7.250%	Apr-16	197,809	202,326
Fixed rate secured debt	7.550%	Jul-19	245,500	-
Fixed rate secured debt	7.580%	Apr-24	191,048	192,623
Fixed rate secured debt	5.518%	various	76,468	76,582
Debt matured/paid in 2009			-	275,316

Total secured debt	6.793%		989,105	877,916

Assessment bonds	6.522%	various	27,129	29,626

Multi-currency credit facility (e)			-	600,519
Global line credit facility (e)	2.274%	Aug-12	823,781	2,617,764

			823,781	3,218,283

Weighted average interest rate / total debt outstanding	5.590%		$7,706,105	$10,711,368

 Principal Maturities - as of September 30, 2009

Summarized by year (in millions)

2009	$28
2010	231
2011	410
2012	2,299
2013	1,612
2014	514
2015	551
2016	1,134
2017	106
2018	606
Thereafter	420
Discount, net	(205)

Total	$7,706

(a)	Interest rate is based on the stated rate and weighted based on borrowings outstanding as of September 30, 2009.
(b)	We have repurchased some of these euro notes. As of September 30, 2009 and December 31, 2008, there were €252.5 million and €350 million outstanding, respectively. See note 3 to Section II in Appendix A for more information.
(c)	We issued these notes in the third quarter of 2009. Proceeds were used to repay a portion of the outstanding balance under our credit facility and other debt.
(d)	The interest rates shown represent the effective interest rate (including non-cash amortization - see note 1 to Section II in Appendix A). The coupon rates are 2.25%, 1.875% and 2.625%, respectively. The convertible notes mature in 2037 and 2038. However, the holders of the notes have the right to require us to repurchase their notes for cash on specific dates approximately every five years beginning in 2012 and 2013, and at any time prior to their maturity upon a change in control or, with respect to some of the notes, a termination of trading (each as defined in the notes). We have reflected the maturities in 2012 and 2013 in the schedule of debt maturities based on the cash put date. The holders of the 1.875% notes we issued in November 2007 have the option to convert their notes beginning in November 2012.
(e)	See note 4 to Section II in Appendix A for information related to these facilities.
Section VI - Debt and Other
Page 6.1

Third Quarter 2009
Debt and Other - ProLogis Debt and Equity

(dollars and shares in thousands)
 Lines of Credit - as of September 30, 2009

			Outstanding
	Total	Debt	Letters of	Remaining
	Commitment	Balance	Credit	Capacity

Global Line (a)	$3,799,310	$823,781	$103,802	$2,871,727
Other	20,329	-	20,329	-

Totals	$3,819,639	$823,781	$124,131	$2,871,727

Financing Activity (b)
	Three Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2009
	Principal	Interest Rate	Principal	Interest Rate
Debt Issued:
Senior notes:
Due 2014	$350,000	7.625%	$350,000	7.625%
Secured debt:
Due 2012	$-	-	$44,431	4.090%
Due 2014	$-	-	$101,750	6.500%
Due 2019	$-	-	$245,500	7.550%

Total Debt Issued	$-		$741,681

Debt Repaid / Repurchased (c):
Senior notes:
Due 2009	$250,000	variable	$250,000	variable
Due 2009	$-	-	$18,750	8.720%
Due 2009	$-	-	$9,375	7.875%
Due 2011	$-	-	$136,046	4.375%
Due 2012	$-	-	$169,212	5.500%
Due 2013	$-	-	$37,934	5.500%
Due 2015	$20,000	9.340%	$20,000	9.340%
Convertible senior notes:
Due 2012	$15,000	5.390%	$142,541	5.390%
Due 2013	$-	-	$300,934	5.600%
Due 2013	$-	-	$92,782	5.860%
Secured debt:
Due 2009	$-	-	$5,378	7.180%
Due 2009	$-	-	$6,146	4.700%
Due 2009	$-	-	$6,882	5.240%
Due 2010	$10,453	4.828%	$10,453	4.828%
Due 2012	$227,017	7.050%	$227,017	7.050%

Total Debt Repaid/Repurchased	$522,470		$1,433,450

Market Capitalization
		Shares or Equivalents	Market Price - as of	Market Value
		Outstanding	September 30, 2009	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares		2,000	$50.00	$100,000
6.75% Series F Cumulative Redeemable Preferred Shares		5,000	$19.70	98,500
6.75% Series G Cumulative Redeemable Preferred Shares		5,000	$19.74	98,700

		12,000		297,200

Common Shares		473,201	$11.92	5,640,556
Convertible limited partnership units (825 units)		826	$11.92	9,846

		474,027		5,650,402

Total equity				5,947,602
Total debt				7,706,105

Total market capitalization				$13,653,707

(a)	See note 4 to Section II in Appendix A for information related to the amendment of the Global Line.
(b)	Excludes principal amortization payments, line of credit activity and changes due to foreign exchange rates, if applicable.
(c)	See note 3 to Section II in Appendix A regarding the debt we repurchased in 2009.
Section VI - Debt and Other
Page 6.2

Third Quarter 2009
Debt and Other - Property Fund Debt Summary

(dollars in thousands)
Principal maturities of third party debt for each property fund - as of September 30, 2009

	Wtd. Avg.
	Int. Rate	2009	2010	2011	2012	2013	2014

ProLogis California LLC (a)	7.34%	$-	$56,001	$-	$-	$-	$137,500
ProLogis North American Properties Fund I	7.59%	-	130,554	111,750	-	-	-
ProLogis North American Properties Funds VI-X	5.50%	534	2,216	2,348	873,632	12,422	-
ProLogis North American Properties Fund XI	4.30%	140	42,901	626	670	413	-
ProLogis North American Industrial Fund	5.26%	-	184,000	-	52,000	169,500	-
ProLogis North American Industrial Fund II	5.98%	-	157,460	-	154,000	64,000	568,893
ProLogis North American Industrial Fund III	5.72%	623	2,571	120,705	97,728	385,570	146,462
ProLogis Mexico Industrial Fund	6.01%	-	-	-	99,149	170,000	-
ProLogis European Properties (b)	4.44%	-	1,098,864	-	388,764	323,971	732,900
ProLogis European Properties Fund II	3.27%	-	816,378	-	161,238	450,865	144,940
ProLogis Korea Fund	6.46%	-	-	15,714	31,597	-	-

Total		$1,297	$2,490,945	$251,143	$1,858,778	$1,576,741	$1,730,695

							Grand
	2015	2016	2017	2018	Thereafter	Discount	Total

ProLogis California LLC	$-	$-	$-	$-	$120,000	$-	$313,501
ProLogis North American Properties Fund I	-	-	-	-	-	-	242,304
ProLogis North American Properties Funds VI-X	-	-	-	-	-	-	891,152
ProLogis North American Properties Fund XI	-	-	-	-	-	(178)	44,572
ProLogis North American Industrial Fund	108,665	444,000	394,000	101,000	-	-	1,453,165
ProLogis North American Industrial Fund II	-	136,500	150,000	104,700	-	(10,241)	1,325,312
ProLogis North American Industrial Fund III	-	-	-	280,000	-	(2,682)	1,030,977
ProLogis Mexico Industrial Fund	-	-	-	-	-	-	269,149
ProLogis European Properties	-	-	-	-	-	-	2,544,499
ProLogis European Properties Fund II	-	-	-	-	50,306	-	1,623,727
ProLogis Korea Fund	-	-	-	-	-	-	47,311

Total	$108,665	$580,500	$544,000	$485,700	$170,306	$(13,101)	$9,785,669

Principal maturities of third party debt for the property funds combined - as of September 30, 2009
Line of credit information for each property fund, as applicable - as of September 30, 2009

	Total	Debt	Remaining
	Commitment	Balance	Capacity
ProLogis European Properties (c)	$1,319,220	$828,504	$490,716
ProLogis European Properties Fund II (c)	1,465,800	816,378	649,422
ProLogis North American Industrial Fund	250,000	184,000	66,000

	$3,035,020	$1,828,882	$1,206,138

(a)	On October 1, 2009, the $56.0 million loans due 2010 were repaid with a new issuance of $52.5 million in secured debt due in 2016.

(b)	In October 2009, PEPR issued €48 million ($70.5 million) of secured debt due 2014, the proceeds of which were used to repay outstanding debt.

(c)	These lines of credit are denominated in euro and British pound. Amounts are shown in US dollar using the exchange rate as of September 30, 2009.
Section VI - Debt and Other
Page 6.3

Third Quarter 2009
Debt and Other - ProLogis Debt Covenant Ratios

 Credit Facility

		Actual
	Required	Compliance
Financial Covenant	Compliance	at 9/30/09

Minimum Net Worth	> $6.8 billion	$9.2 billion
Fixed Charge Coverage Ratio	> 1.50	2.2
Unencumbered Debt Service Coverage Ratio	> 1.50	2.2
Maximum Consolidated Leverage to Total Asset Value	< 60%	50%
Restricted Investment Test Limiting Non-Industrial Investments	< 25%	21%
Maximum Secured Debt to Total Asset Value	< 30%	8%
Maximum Other Debt to Total Unencumbered Asset Value	< 55%	22%
Permitted Distributions (a)	not applicable

(a)	Measured on a calendar year basis only. We are permitted to distribute the greater of 95% of FFO, as defined in the agreement, or the amount required to maintain our REIT status.
Senior Notes (b)

			Second		Seventh		Eighth/Ninth
	Original Indenture		Supplemental Indenture		Supplemental Indenture		Supplemental Indenture
		Actual		Actual		Actual		Actual
	Required	Compliance at	Required	Compliance at	Required	Compliance at	Required	Compliance at
Financial Covenant	Compliance	9/30/09	Compliance	9/30/09	Compliance	9/30/09	Compliance	9/30/09

Outstanding Indebtedness to Adjusted Total Assets	< 60%	44%	< 65%	38%	< 65%	42%	< 60%	44%
Fixed Charge Coverage Ratio	> 1.5	3.4	> 1.5	1.8	> 1.5	1.9	> 1.5	2.8
Unencumbered Assets Ratio to Unsecured Debt	> 1.5	2.5	> 1.25	2.6	> 1.25	2.3	> 1.5	2.2
Maximum Secured Debt to Adjusted Total Assets (c)	< 40%	13%	< 40%	5%	< 40%	5%	< 40%	5%

(b)	On October 1, 2009, at the completion of a consent solicitation with regard to the senior notes, other than the convertible senior notes, we and the trustee entered into a Ninth Supplemental Indenture, which amended all of the covenants to be consistent with the Eighth Supplemental Indenture. Therefore, on a prospective basis, all senior notes, other than the convertible senior notes, issued under the Indenture are now subject to one consistent set of financial covenants, defined terms and thresholds for certain events of default. See Appendix B for further discussion.

(c)	Under the Original Indenture, only the securities issued under the Indenture are considered unsecured debt and substantially all of our other senior debt, including our Credit Facilities, are considered secured debt for purposes of covenant calculations. Under the Second, Seventh, and Eighth/Ninth Supplemental Indentures, for purposes of the covenant calculations, we include all of our senior debt, including our Credit Facilities, as unsecured debt.
See Definitions in Appendix B.
Section VI - Debt and Other
Page 6.4

Third Quarter 2009
Debt and Other - Components of Net Asset Value for ProLogis (1)

(in thousands, except for percentages)
 Income Items

	Third		ProLogis’
	Quarter 2009		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (2)		Interest		Pro Forma NOI

Operating properties (2)	$194,742	x	100.0%	x 4	$778,968

Investment Management segment - North America funds (2)	$161,545	x	28.7%	x 4	$185,454

Investment Management segment - Korea Fund (2)	$2,394	x	20.0%	x 4	$1,915

Actual
Third Quarter
2009
Property management fee income (3)	$45,792
Gains on dispositions of development properties recognized in FFO	$12,515
Development management and other income	$3,010

Balance Sheet Items - as of September 30, 2009

Investment in and advances to PEPR (based on the net asset value of the units) (4)	$467,023

Investment in and advances to PEPR (based on the trading price of the units) (4)	$313,188

Investment in and advances to PEPF II (based on the net asset value of the units) (5)	$556,242

Investments in other unconsolidated investees	$366,451

Investments in land and development projects:
Properties under development	$354,885
Land held for development	2,694,925

Total investments in land and development projects	$3,049,810

Other assets:
Cash and cash equivalents	$41,542
Deposits, prepaid assets and other tangible assets (6)	562,459
Accounts and notes receivable	147,921
Our share of other tangible assets of the North America and Korea property funds	72,209

Total other assets	$824,131

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(8,874,470)
Our share of third party debt of the North America and Korea property funds	(1,541,134)
Our share of other third party liabilities of the North America and Korea property funds	(20,669)

Total liabilities	(10,436,273)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(10,786,273)

See Appendix A for note references
Section VI - Debt and Other
Page 6.5

Third Quarter 2009
Appendix A - Notes to Supplemental Information

Notes to Section II- Financial Statements
Please also refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information about us and our business. Certain 2008 amounts included in this supplemental information package have been reclassified to conform to the 2009 presentation. Please also read the Definitions included in Appendix B.
(1)	In May 2008, the Financial Accounting Standards Board (“FASB”) issued a new standard that requires separate accounting for the debt and equity components of convertible debt. The value assigned to the debt component is the estimated fair value of a similar bond without the conversion feature at the time of issuance, which would result in the debt being recorded at a discount. The resulting debt discount is amortized through the first redeemable option date as additional non-cash interest expense. We adopted this standard on January 1, 2009, as required, on a retroactive basis to the convertible notes we issued in 2007 and 2008. As a result, we restated our 2008 results to reflect the additional interest expense and the additional capitalized interest related to our development activities for both properties we currently own, as well as properties that were contributed during the applicable periods. This restatement impacted earnings and FFO.

The following tables illustrate the impact of the restatement on our Consolidated Balance Sheets and Consolidated Statements of Operations and FFO for these periods (in thousands):

	As of December 31, 2008
		New Standard
	As Reported	Adjustments	As Adjusted

Consolidated Balance Sheet:
Net investments in real estate assets	$15,706,172	$19,100	$15,725,272
Other assets	$1,129,182	$(2,189)	$1,126,993
Debt	$11,007,636	$(296,268)	$10,711,368
Additional paid in capital	$6,688,615	$381,493	$7,070,108
Distributions in excess of net earnings	$(587,199)	$(68,314)	$(655,513)

	For the three months ended, September 30, 2008
		New Standard
	As Reported	Adjustments (a)	As Adjusted
			(before 2009 discontinued
			operations adjustment)

Consolidated Statements of Operations:
Cost of CDFS dispositions	$733,022	$807	$733,829
Interest expense, net of capitalization	$83,327	$10,512	$93,839
Net earnings attributable to controlling interests	$49,805	$(11,319)	$38,486

	For the nine months ended, September 30, 2008
		New Standard
	As Reported	Adjustments (a)	As Adjusted
			(before 2009 discontinued
			operations adjustment)

Consolidated Statements of Operations:
Cost of CDFS dispositions	$2,818,114	$1,322	$2,819,436
Interest expense, net of capitalization	$252,587	$31,541	$284,128
Net earnings attributable to controlling interests	$473,940	$(32,863)	$441,077

(a)	The adjustments are the same in our Consolidated Statements of FFO.
(2)	On February 9, 2009, we sold our operations in China and our property fund interests in Japan to affiliates of GIC Real Estate, the real estate investment company of the Government of Singapore Investment Corporation (“GIC RE”), for total cash consideration of $1.3 billion ($845 million related to China and $500 million related to the Japan investments). We used the proceeds primarily to pay down borrowings on our credit facilities.

All of the assets and liabilities associated with our China operations were classified as Assets and Liabilities Held for Sale in our accompanying Consolidated Balance Sheet as of December 31, 2008. In the fourth quarter of 2008, based on the carrying values of these assets and liabilities, as compared with the estimated sales proceeds less costs to sell, we recognized an impairment of $198.2 million. In connection with the sale in the first quarter of 2009, we recognized a $3.3 million gain on sale. In addition, the results of our China operations are presented as discontinued operations in our accompanying Consolidated Statements of Operations for all periods. All operating information presented throughout this report excludes China operations.

In connection with the sale of our investments in the Japan property funds, we recognized a gain of $180.2 million. The gain is reflected as CDFS Proceeds in our Consolidated Statements of Operations and FFO, as it represents previously deferred gains on the contribution of properties to the property funds based on our ownership interest in the property funds at the time of original contribution of properties. We also recognized $20.5 million in current income tax expense related to the Japan portion of the transaction. In April 2009, we sold one property in Japan to GIC RE for $128.1 million, resulting in a gain on sale of $13.1 million that is reflected as Discontinued Operations – Net Gains on Dispositions of Development Properties and Land Subject to Ground Leases and as Net Gains on Dispositions of Real Estate Properties in our Consolidated Statements of Operations and FFO, respectively. The building and related borrowings were classified as held for sale at December 31, 2008.
Appendix A
Page - 1 -

Third Quarter 2009
Appendix A – Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)
We continued to manage the Japan properties until July 2009. In connection with the termination of the management agreement, we earned a termination fee of $16.3 million that is included in Property Management and Other Fees and Incentives in our Consolidated Statements of Operations and FFO.

(3)	During the three and nine months ended September 30, 2009, in connection with our announced initiatives to reduce debt, we repurchased several series of notes outstanding at a discount and extinguished some secured debt prior to maturity, which resulted in the recognition of gains and is summarized, as follows (in thousands):

	For the Three Months Ended	For the Nine Months Ended
	September 30, 2009	September 30, 2009
Convertible Senior Notes:
Original principal amount	$15,000	$536,257
Cash purchase price	$13,028	$351,105

Senior Notes (a):
Original principal amount	$20,000	$363,192
Cash purchase price	$19,925	$322,015
Secured Debt:
Original principal amount (b)	$227,017	$227,017
Cash extinguishment price	$227,017	$227,017
Total:
Original principal amount	$262,017	$1,126,466
Cash purchase/ extinguishment price	$259,970	$900,137
Gain on early extinguishment of debt (c)	$12,010	$173,218

(a)	Included in the nine months ended September 30, 2009 is the repurchase of €97.7 million ($136.0 million) original principal amount of our Euro senior notes for €82.6 million ($115.1 million).

(b)	Amount excludes premium of $11.4 million that was recorded upon acquisition.

(c)	Represents the difference between the recorded debt (net of the discount or premium) and the consideration we paid to retire the debt.
(4)	In July 2009, we exercised our option to extend the maturity of our global line of credit (the “Global Line”) to October 6, 2010. In August 2009, we amended the Global Line, extending the maturity to August 21, 2012 and reducing the size of our aggregate commitments to $2.25 billion after October 2010. The Global Line will continue to have a capacity of $3.6 billion until October 2010. We may draw funds from a syndicate of banks in US dollars, euros, Japanese yen, British pound sterling and Canadian dollars and until October 2010, South Korean won. Lenders who did not participate in the amended and extended facility will be subject to the existing pricing structure through October 2010, while the new pricing structure is effective for continuing lenders.

In connection with the amendment of the Global Line, we repaid the balance outstanding and terminated our existing multi-currency credit facility, which was scheduled to mature on October 6, 2009, with borrowings under the Global Line.

In August 2009, we issued $350 million of senior notes with a stated interest rate of 7.625% and a maturity of August 2014. We used the proceeds primarily to repay borrowings under our Global Line and other debt.

(5)	On April 14, 2009, we completed a public offering of 174.8 million common shares at a price of $6.60 per share and received net proceeds of $1.1 billion that were used to repay borrowings under our credit facilities. During the third quarter, we issued 29.8 million shares and received gross proceeds of $331.9 million and paid offering expenses of approximately $6.9 million under our at the market share issuance plan.

(6)	The net gains recognized in Accumulated Other Comprehensive Income (Loss) in the nine months ended September 30, 2009 in our Consolidated Balance Sheet are principally the result of the strengthening of the euro, yen and pound sterling against the U.S. dollar, offset somewhat by the sale of our China operations and investments in the Japan property funds in February 2009. The strengthening of these currencies against the U.S. dollar results in greater net assets upon translation of our international operations into U.S. dollars.

(7)	On January 1, 2009, we adopted the provisions of a new accounting standard that requires noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity and changes the accounting for transactions with noncontrolling interest holders.
Appendix A
Page - 2 -

Third Quarter 2009
Appendix A – Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)

(8)	In our Consolidated Statements of Operations, rental income includes the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Rental income	$168,562	$164,710	$496,270	$517,864
Rental expense recoveries	48,598	51,970	151,753	165,129
Straight-lined rents	7,970	8,821	26,625	24,252

	$225,130	$225,501	$674,648	$707,245

The decrease in rental income is generally due to the contributions of properties, offset somewhat by increased leasing in our development properties.

(9)	In response to market conditions, during the fourth quarter of 2008 we modified our business strategy. As a result, as of December 31, 2008, we have two operating segments – Direct Owned and Investment Management, and we no longer have a CDFS Business segment. We presented the results of operations of our CDFS Business segment separately in 2008.

Our direct owned segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in key distribution markets. We consider these properties to be our Core Portfolio. Also included in this segment are operating properties we developed with the intent to contribute the properties to an unconsolidated property fund that we previously referred to as our “CDFS Pipeline” and, beginning December 31, 2008, we now refer to as our Completed Development Portfolio. Our intent is to hold and use the Core and Development properties, however, we may contribute either Core or Development properties to the property funds, to the extent there is fund capacity, or sell them to third parties. When we contribute or sell Development properties, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation). However, beginning January 1, 2009, we now present the results as Net Gains on Dispositions, rather than as CDFS Disposition Proceeds and Cost of CDFS Dispositions. In addition, we have industrial properties that are currently under development (also included in our Development Portfolio) and land available for development that are part of this segment as well. The investment management segment represents the investment management of unconsolidated property funds and joint ventures and the properties they own. See note 16 for information on properties sold to third parties.

(10)	Beginning in 2009, we are reporting the direct costs associated with our investment management segment for all periods presented as a separate line item “Investment Management Expenses” in our Consolidated Statements of Operations and FFO. These costs include the property management expenses associated with the property-level management of the properties owned by the property funds (previously included in Rental Expenses) and the investment management expenses associated with the asset management of the property funds (previously included in General and Administrative Expenses). In order to allocate the property management expenses between the properties owned by us and the properties owned by the property funds and joint ventures, we use the square feet owned at the beginning of the period by the respective portfolios. See note 2 related to the Japan properties that we no longer manage.

(11)	As we previously announced in the fourth quarter of 2008, in response to the difficult economic climate, we initiated general and administrative expense (“G&A”) reductions with a near-term target of a 20 to 25% reduction in G&A prior to capitalization or allocation. These initiatives include a Reduction in Workforce (“RIF”) and reductions to other expenses through various cost savings measures. Due to the changes in our business strategy in the fourth quarter of 2008, we have halted the majority of our new development activities, which, along with lower gross G&A, has resulted in lower capitalized G&A. Our G&A included in our Statements of Operations consisted of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Gross G&A expense	$65,060	$94,486	$212,221	$289,464
Capitalized amounts and amounts reported as rental and investment management expenses	(26,428)	(47,835)	(83,896)	(149,101)

Net G&A	$38,632	$46,651	$128,325	$140,363

In the fourth quarter of 2008 and the nine months ended September 30, 2009, we recognized $23.1 million and $11.7 million, respectively, of expenses related to the RIF program.

(12)	During the three and nine months ended September 30, 2009, we recorded impairment charges of our real estate properties of $39.7 million and $123.9 million, respectively, related primarily to completed development properties in Europe that have been or we expect to contribute or sell during the remainder of 2009. The charges represent the difference between the estimated proceeds and our cost basis at the time of contribution/sale and may vary depending on market conditions. In addition, we recorded impairment charges of other assets of $6.6 million, which related primarily to intangible assets that were acquired in 2007.

(13)	The following table represents our share of income (loss) recognized by the property funds related to derivative activity and the sale of real estate properties (in thousands). See Section IV for more information.
Appendix A
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Third Quarter 2009
Appendix A – Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Included in Earnings from Unconsolidated Property Funds in our Consolidated Statements of Operations:
Derivative loss	$(2,890)	$(2,447)	$(7,700)	$(13,089)
Gain (loss) from the sale of properties and (impairment charges)	$(1,496)	$1,302	$(5,777)	$1,467

Included in FFO from Unconsolidated Property Funds in our Consolidated Statements of FFO:
Derivative loss	$(3,099)	$(2,265)	$(13,867)	$(8,092)
Gain (loss) from the sale of properties and (impairment charges)	$(2,544)	$1,304	$(13,403)	$1,304

(14)	The following table presents the components of interest expense as reflected in our Consolidated Statements of Operations (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Interest expense	$91,349	$120,014	$281,585	$360,820
Amortization of discount, net	15,706	18,243	51,049	45,225
Amortization of deferred loan costs	4,941	3,044	11,191	8,765

Interest expense before capitalization	111,996	141,301	343,825	414,810
Capitalized amounts	(22,158)	(47,011)	(78,006)	(130,058)

Net interest expense	$89,838	$94,290	$265,819	$284,752

The decrease in interest expense in 2009 over 2008 is due to significantly lower debt levels, offset by lower capitalization due to less development activity.

(15)	Included in Foreign Currency Exchange Gains (Losses), Net, for the nine months ended September 30, 2009 and 2008, are net foreign currency exchange gains and losses, respectively, related to the remeasurement of inter-company loans between the U.S. and our consolidated subsidiaries in Japan and Europe due to the fluctuations in the exchange rates of U.S. dollars to the yen, the euro and pound sterling between December 31st and September 30th of the applicable years. We do not include the gains and losses related to inter-company loans in our calculation of FFO.

(16)	The operations of the properties held for sale or disposed of to third parties and the aggregate net gains recognized upon their disposition are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented, unless the property was developed under a pre-sale agreement.

As discussed in Note 2 above, all of the assets and liabilities associated with our China operations were classified as Assets and Liabilities Held for Sale in our accompanying Consolidated Balance Sheet as of December 31, 2008, as well as one property in Japan that we sold to GIC RE in April 2009.

During the first nine months of 2009, other than our China operations, we disposed of 128 properties to third parties aggregating 13.7 million square feet, 3 of which were development properties. This includes a portfolio of 90 properties aggregating 9.6 million square feet that were sold to a single venture in which we retained a 5% interest and for which we will continue to manage the properties. During all of 2008, we disposed of 15 properties to third parties, 6 of which were development properties, as well as land subject to ground leases.

The income attributable to these properties was as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Rental income	$96	$28,079	$37,033	$78,312
Rental expenses	624	(11,038)	(10,033)	(26,230)
Depreciation and amortization	(109)	(7,415)	(8,614)	(23,633)
Other expenses, net	—	(3,493)	(576)	(18,313)

Income attributable to disposed properties	$611	$6,133	$17,810	$10,136

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the gains from disposition of land parcels and Completed Development Properties (2009) and CDFS properties (2008) in the calculation of FFO, including those classified as discontinued operations.
Appendix A
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Third Quarter 2009
Appendix A – Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)

(17)	In connection with purchase accounting, we record all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we recognize the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Notes to Section IV- Investment Management

(1)	Included in North American funds are 12 property funds. We have not contributed any properties to these funds in 2009.

(2)	The European funds include PEPR and PEPF II. We contributed 30 properties from our development portfolio to PEPF II during the first nine months of 2009.

(3)	The Asian funds include the Japan property funds through February 9, 2009 and ProLogis Korea Fund. On February 9, 2009, we sold our property fund interests in Japan (see note 2 to Section II for additional information).

(4)	During the three and nine months ended September 30, 2009, PEPR sold 4 and 14 properties, respectively, resulting in a gain of $4.0 million and a loss of $15.3 million, respectively, for earnings and a loss of $1.3 million and $47.0 million, respectively, for FFO. During the three and nine months ended September 30, 2009, certain of the other property funds sold 1 and 2 properties, respectively, and recorded impairment charges on 2 other properties that they plan to sell. See note 13 to Section II above for the impact on our earnings and FFO. The difference between earnings and FFO primarily relates to depreciation.

(5)	During the third quarter of 2009, ProLogis North American Industrial Fund recognized a gain from the early extinguishment of two secured loans with a combined principal balance of $216 million. See page 4.5.

(6)	Certain property funds in North America have issued short-term bridge financing to finance their acquisitions of properties from us and third parties and entered into interest rate swap contracts that were designated as cash flow hedges to mitigate the volatility in interest rates. Based on the anticipated refinancing of the bridge financings with long-term debt issuances, certain of these derivative contracts no longer met the requirements for hedge accounting during 2008 and 2009 and, therefore, the change in the fair value of these contracts was recorded through earnings, along with the gain or loss on settlement of the contracts. When these interest rate swap contracts are settled, the realized gain or loss is recorded in interest expense and included in our calculation of FFO. In 2009, a portion of these realized losses relate to contracts that were settled in previous periods and are therefore being added back in our calculation of FFO, excluding significant non-cash items.

(7)	The total average ownership is weighted based on each entity’s contribution to total FFO for the period presented.

(8)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method- see note 10 below.

(9)	The only fees reflected here are those earned from property funds in which we have an ownership interest that is accounted for by the equity method. In addition, we earn fees from the management of properties owned by certain joint ventures and from February 2009 until July 2009, for the management of the properties previously included in the Japan property funds.

(10)	These are adjustments to the amounts that we recognize under the equity method that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred gains and fees that were not recognized when earned by us due to our ownership interest in the property fund. In our Consolidated Statements of FFO, in 2009, deferred gains and fees are only recognized when the underlying property is sold to a third party by the property fund and are reflected as Net Gains on Dispositions of Real Estate Properties.
Appendix A
Page - 5 -

Third Quarter 2009
Appendix A - Notes to Supplemental Information

Notes to Section VI - Debt and Other
(1)	The components of Net Asset Value provided on Page 6.5 do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform.

(2)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding PEPR and PEPF II, for the three months ended September 30, 2009 is as follows (amounts in thousands). PEPR has publicly traded units and both PEPR and PEPF II are subject to valuations under International Financial Reporting Standards (IFRS) and, therefore, separate calculations using pro forma NOI are not necessary (see notes 4 and 5 below).

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Mexico	ProLogis
(in thousands, except percentages and per unit)		California	Properties	Properties	Properties	Industrial	Industrial	Industrial	Industrial	Korea
	ProLogis	LLC	Fund I	Funds VI - X	Fund XI	Fund	Fund II	Fund III	Fund	Fund

ProLogis’ ownership interest as of 9/30/09	100.0%	50.0%	41.3%	20.0%	20.0%	23.0%	37.0%	20.0%	24.2%	20.0%
Calculation of pro forma NOI (a):
Rental income	$225,130	$21,526	$10,559	$29,364	$5,294	$63,324	$40,118	$30,676	$11,660	$2,588
Straight-lined rents and amortization of lease intangibles (b)	(8,039)	78	199	(305)	47	(973)	(565)	(810)	-	113
Net termination fees and adjustments (c)	(1,605)	22	(259)	(35)	-	(21)	-	91	(225)	-

Adjusted rental income	215,486	21,626	10,499	29,024	5,341	62,330	39,553	29,957	11,435	2,701

Rental expenses	(69,498)	(4,099)	(2,144)	(6,600)	(1,443)	(17,451)	(9,322)	(6,644)	(2,415)	(307)
Certain fees paid to ProLogis (d)	-	158	108	263	45	619	394	299	86	-

Adjusted rental expenses	(69,498)	(3,941)	(2,036)	(6,337)	(1,398)	(16,832)	(8,928)	(6,345)	(2,329)	(307)

Adjusted NOI	145,988	17,685	8,463	22,687	3,943	45,498	30,625	23,612	9,106	2,394
Less: actual NOI on certain properties (e)	(26,536)	-	-	(74)	-	-	-	-	-	-
Add: stabilized NOI on certain properties (f)	75,290	-	-	-	-	-	-	-	-	-

Pro forma NOI	$194,742	$17,685	$8,463	$22,613	$3,943	$45,498	$30,625	$23,612	$9,106	$2,394

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (b) and (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); and (iii) as adjusted to reflect developed and acquired properties at a stabilized yield for the entire period (see (e) and (f) below).

(b)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	The NOI for properties that were acquired, disposed of or completed development during the three-month period is removed. NOI for ProLogis excludes discontinued operations, which relates to properties sold to third parties (see (f) below).

(f)	NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period. In addition, for ProLogis, NOI is adjusted to include the estimated stabilized NOI on Completed Development properties that are not yet stabilized.
(3)	During the third quarter of 2009, we received $16.3 million in fees related to the termination of our management agreement for the properties previously included in the Japan property funds.

(4)	At September 30, 2009, the Net Asset Value of our equity investment in PEPR was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on September 30, 2009	47,323	Number of equity units held by ProLogis on September 30, 2009	47,323
Net asset value per unit at September 30, 2009, in euros (a)	€6.48	Price per unit at September 30, 2009, in euros (b)	€4.26

Total in euros	€306,653	Total in euros	€201,596
Euro to U.S. dollar exchange rate at September 30, 2009	1.4643	Euro to U.S. dollar exchange rate at September 30, 2009	1.4643

Total in U.S. dollars	$449,032	Total in U.S. dollars	$295,197
Net amounts owed to ProLogis	17,991	Net amounts owed to ProLogis	17,991

Total Net Asset Value at September 30, 2009	$467,023	Total Net Asset Value at September 30, 2009	$313,188

(a)	Based on PEPR’s estimated IFRS net asset value per unit as of September 30, 2009.

(b)	Based on the closing price of PEPR units on the Euronext Amsterdam stock exchange.
(5)	At September 30, 2009, the Net Asset Value of our equity investment in PEPF II was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on September 30, 2009	66,741
Net asset value per unit at September 30, 2009, in euros (a)	€5.53

Total in euros	€369,078
Euro to U.S. dollar exchange rate at September 30, 2009	1.4643

Total in U.S. dollars	$540,441
Net amounts owed to ProLogis	15,801

Total Net Asset Value at September 30, 2009	$556,242

(a)	Based on PEPF II’s estimated IFRS net asset value per unit as of September 30, 2009.
(6)	These items are reflected in our Consolidated Balance Sheets as components of “Other Assets” and “Investments in Real Estate Assets – Other Investments”.
Appendix A
Page - 6 -

Third Quarter 2009
Appendix B - Definitions

Completed Development Portfolio – Includes industrial operating properties we developed with the intent to contribute the properties to an unconsolidated property fund, which we previously included in our “CDFS Pipeline”. These properties are now part of our Direct Owned Segment.
Core Portfolio – Includes industrial operating properties that we own directly, excluding the Completed Development Portfolio.
Debt Covenants –
Credit Facility – We have a credit facility (the “Global Line”) with aggregate borrowing capacity of $3.8 billion and outstanding borrowings of $823.8 million as of September 30, 2009. The Global Line is with a syndicate of banks that allows us to draw funds in U.S. dollars, euros, Japanese yen, British pound sterling, Canadian dollars, and through October 2010, South Korean won. The total commitments under the Global Line fluctuate in U.S. dollars based on the underlying currencies. In July 2009, we exercised our option to extend the maturity of our Global Line to October 6, 2010.
In August 2009, we amended the Global Line, extending the maturity to August 21, 2012 and reducing the size of our aggregate commitments to $2.25 billion (subject to currency fluctuations) after October 2010. The Global Line will continue to have a capacity of $3.6 billion (subject to currency fluctuations) through October 2010. Lenders who did not participate in the amended and extended facility will be subject to the existing pricing structure through October 2010, while the new pricing structure is effective for continuing lenders.
As of September 30, 2009, we were in compliance with all of our covenants under this agreement.
Senior Notes – We have approximately $5.5 billion of senior notes outstanding as of September 30, 2009, that have been issued under the 1995 indenture (“Original Indenture”) or supplemental indentures. We refer to the Original Indenture, as amended by supplemental indentures, collectively as the “Indenture”. These notes are subject to certain financial covenants, other than the convertible senior notes that, although issued under the Indenture, are not subject to financial covenants. In 2005, 2008 and August 2009, in connection with the issuance of certain senior notes, we modified certain financial and operating covenants under the Indenture (pursuant to the Second Supplemental Indenture, Seventh Supplemental Indenture and Eighth Supplemental Indenture).
On October 1, 2009, at the completion of a consent solicitation with regard to the senior notes, other than the convertible senior notes, we and the trustee under the Indenture entered into a Ninth Supplemental Indenture (the “Ninth Supplemental Indenture”) giving effect to the Indenture amendments described in the solicitation statement dated September 21, 2009. The Ninth Supplemental Indenture became operative upon payment of the consent fee, discussed below. The Indenture amendments are binding on all holders of the senior notes, other than the convertible senior notes, including non-consenting holders. The amended covenants, defined terms and thresholds for certain events of default, as included in the Ninth Supplemental Indenture, are consistent with the Eighth Supplemental Indenture, which was entered into with the trustee in August 2009 in connection with the issuance of $350 million of senior notes. Therefore, on a prospective basis, all senior notes, other than the convertible senior notes, issued under the Indenture are now subject to one consistent set of financial covenants, defined terms and thresholds for certain events of default.
In consideration for the consents from the record holders of the solicited notes to the proposed amendments, in October 2009, we paid to each record holder $2.50 for each $1,000 in principal amount of solicited notes as to which we had received a valid (and unrevoked) consent on or prior to the consent solicitation expiration date from such record holder.
The covenants are calculated based on the definitions as defined within the Indenture and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under our Global Line above. As of September 30, 2009, we were subject to the covenants under the Original Indenture, as well as the modified covenants, and we were in compliance with all the covenants.
FFO, FFO including significant non-cash items, FFO excluding significant non-cash items (collectively referred to as “FFO”) – FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. We do not use FFO as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(a) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO
Appendix B
Page - 1 -

Third Quarter 2009
Appendix B - Definitions

reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.
(b) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land, development properties and, prior to 2009, properties acquired in our CDFS business segment, as well as our proportionate share of the gains and losses from dispositions recognized by the property funds, in our definition of FFO.
At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO.
Our defined FFO, including significant non-cash items, measure excludes the following items from net earnings computed under GAAP that are not excluded in the NAREIT defined FFO measure:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage foreign currency and interest rate risks.
FFO, including significant non-cash items, of our unconsolidated investees is calculated on the same basis.
In addition, we present FFO excluding significant non-cash items. In order to derive FFO excluding significant non-cash items, we add back certain charges or subtract certain gains that we recognize directly or our share recognized by our unconsolidated investees. The items that we currently excluded were impairment charges, gains from the early extinguishment of debt, gain on the sale of our China operations that were sold in February 2009 and losses on derivative activity in FFO that were settled for cash in previous periods. We believe it is meaningful to remove the effects of significant non-cash items to more appropriately present our results on a comparative basis.
In calculating FFO, the items that we exclude from net earnings computed under GAAP, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from net earnings computed under GAAP are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or long-term tax planning and tax structuring decisions. Accordingly, we believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to net earnings computed under GAAP that are included in arriving at our FFO measures are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.
While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Some of these limitations are:
•	The current income tax expenses that are excluded from our defined FFO measures represent the taxes that will be payable.

•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

•	Gains or losses from property dispositions represent changes in the value of the disposed properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.
Appendix B
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Third Quarter 2009
Appendix B - Definitions

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

•	The non-cash impairment charges that we exclude from our FFO, excluding significant non-cash items, measure may be realized in the future upon the ultimate disposition of the related real estate properties or other assets.
We compensate for these limitations by using the FFO measures only in conjunction with net earnings computed under GAAP. To further compensate, we reconcile our defined FFO measures to net earnings computed under GAAP in our financial reports. Additionally, we provide investors with (i) our complete financial statements prepared under GAAP; (ii) our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure; and (iii) a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it), so that investors can appropriately incorporate this measure and its limitations into their analyses.
Net Asset Value – We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, in this Supplemental Report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Operating Segments:
Direct Owned Segment – represents the direct long-term ownership of industrial properties, including development of properties.
Investment Management Segment – represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
CDFS Business Segment – represents the development or acquisition of properties for contribution to an unconsolidated property fund in which we have an equity interest and manage. Due to changes in our business strategy in the fourth quarter of 2008, as of December 31, 2008, we no longer have any assets remaining in the CDFS Business segment. We continue to present the results of operations of our CDFS Business segment in 2008 separately.
Same Store – We evaluate the operating performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include properties owned by us, and properties owned by the industrial property funds and joint ventures that are managed by us (referred to as “unconsolidated investees”), in our same store analysis. We have defined the same store portfolio, for the quarter ended September 30, 2009, as those operating properties that were in operation at July 1, 2008 and have been in operation throughout the full periods in both 2009 and 2008. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.
Same store rental income – includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.
Same store rental expense – represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).
Same store average leasing – represents the change in the average leased percentage for all periods presented.
Same store rental rate growth– represents the change in effective rental rates, on new leases signed during the period, as compared with the previous effective rental rates in that same space.
Turnover costs – Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Appendix B
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